TRANSFER AND ADMINISTRATION AGREEMENT

               TRANSFER AND ADMINISTRATION AGREEMENT (this "Agreement"), dated as of October 23, 1997, by and among METRIS FUNDING CO., a Delaware corporation, as transferor (in such capacity, the "Transferor"), DIRECT MERCHANTS CREDIT CARD BANK, NATIONAL ASSOCIATION, a national banking association ("DMCCB"), as collection agent (in such capacity, the "Collection Agent"), KITTY HAWK FUNDING CORPORATION, a Delaware corporation (the "Company"), and NATIONSBANK, N.A., a national banking association ("NationsBank"), as agent for the Company and the Bank Investors (in such capacity, the "Agent") and as a Bank Investor.

                     PRELIMINARY STATEMENTS

               WHEREAS, the Transferor may desire to convey, transfer and assign, from time to time, undivided percentage interests in certain accounts receivable, and the Company may desire to, and the Bank Investors, if requested, shall, accept such conveyance, transfer and assignment of such undivided percentage interests, subject to the terms and conditions of this Agreement.

               NOW,  THEREFORE,  the  parties  hereby  agree   as
follows:


                            ARTICLE I

                           DEFINITIONS

SECTION 1.

          SECTION 1.1.     Certain Defined Terms.

               As used in this Agreement, the following terms shall have the following meanings:

               "Account" shall mean each VISA or MasterCard account in existence as of the Cut-Off Date pursuant to an Account Agreement, which accounts were sold by Mercantile to the Seller pursuant to the Mercantile Agreement and by the Seller to the Initial Purchaser and by the Initial Purchaser to the Transferor pursuant, respectively, to the Receivables Purchase Agreements, which is identified by account number and by the outstanding balance as of the Cut-Off Date and referred to in the Account Schedule delivered to the Agent on the Closing Date pursuant to Section 2.8, including any Related Account, any Related Account established after the Cut-Off Date and any Account converted to the Seller's systems, shall be identified on the Account Schedule, as such schedule may be amended from time to time pursuant to Section 2.8.

               "Account Agreement" shall mean the cardholder agreements and Federal Truth in Lending Statement for Accounts, between an Obligor and, originally, Mercantile, or to which the Seller has become a party, as such agreements or statement may be amended, modified or otherwise changed from time to time.

               "Account Schedule" shall mean the schedule of Accounts (which schedule may be in the form of a computer file or microfiche) of the Transferor delivered to the Agent on the Closing Date, as amended or modified from time to time pursuant to the terms of this Agreement.

               "Accrued Interest Component" means, for any Collection Period, that portion of the Interest Component of all Related Commercial Paper outstanding at any time during such Collection Period which has accrued from the first day through the last day of such Collection Period whether or not such Related Commercial Paper matures during such Collection Period, based on the actual number of days in such Collection Period that such Related Commercial Paper was outstanding.

               "Additional Investment Certificate" means a certificate, in substantially the form attached hereto as Exhibit A or in such other form as is mutually agreed to by the Transferor and the Agent, furnished by the Collection Agent pursuant to Section 2.11 hereof.

               "Adjusted LIBOR Rate" means, with respect  to  any
period during which the return to any Bank Investor or the Liquidity Provider is to be calculated by reference to the London interbank offered rate, a rate which is (x) .375% while FCI owns any outstanding capital stock of the Initial Purchaser, and (y) thereafter, .875% in excess of a rate per annum equal to the sum (rounded upwards, if necessary, to the next higher 1/100 of 1%) of (A) the rate obtained by dividing (i) the applicable LIBOR Rate by (ii) a percentage equal to 100% of the maximum reserve requirement as specified in Regulation D (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is applicable to the Agent during such period in respect of eurocurrency or eurodollar funding, lending or liabilities (or, if more than one percentage shall be so applicable, the daily average of such percentage for those days in such period during which any such percentage shall be applicable) plus (B) the then daily net annual assessment rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) as estimated by the Agent for determining the current annual assessment payable by the Agent to the Federal Deposit Insurance Corporation in respect of eurocurrency or eurodollar funding, lending or liabilities.

               "Adjustment Payment" has the meaning assigned to that term in Section 2.9(a).

               "Administrative Fee" means the fee payable by the Transferor to the Company pursuant to Section 2.7 hereof, the terms of which are set forth in the Fee Letter.

               "Adverse Claim" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person (including any UCC financing statement or any similar instrument filed against such Person's assets or properties), excluding any liens created under this Agreement or the Receivables Purchase Agreements or liens against the Initial Purchaser or the Seller that secure the payment of taxes, assessments and governmental charges or levies, if such taxes are either (a) not delinquent or
(b) being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves in accordance with generally accepted accounting principles shall have been established.

               "Affected Assets" means, collectively, the
Receivables and the Collections and Proceeds relating thereto.

               "Affiliate" means, with respect to any Person, any
other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting stock, by contract or otherwise.

               "Agent" means NationsBank, N.A., in its capacity as agent for the Company and the Bank Investors, and any successor thereto appointed pursuant to Article IX.

               "Aggregate Interest Component" means aggregate sum of the Interest Components of all issued and outstanding Related
Commercial Paper.

               "Aggregate Unpaids" means, at any time, an amount equal to the sum of (i) the aggregate accrued and unpaid Carrying Costs at such time, (ii) all amounts of the type included in the definition of Carrying Costs which will accrue after such time,
(iii) the Net Investment at such time, and (iv) all other amounts owed (whether due or accrued) hereunder by the Transferor to the Company, the Agent or any Bank Investor at such time.

               "Agreement Fee" means the fee payable by the Transferor to the Agent pursuant to Section 4.1 hereof, the terms of which are set forth in the Fee Letter.

               "Assignment  Amount"  with  respect  to   a   Bank
Investor shall mean at any time an amount equal to the lesser  of
(i) such Bank Investor's Pro Rata Share of the Net Investment at such time and (ii) such Bank Investor's unused Commitment.

               "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement substantially in the form of Exhibit B attached hereto.

               "Bank Investors" shall mean NationsBank, N.A. and each other financial institution that becomes a Bank Investor pursuant to an Assignment and Assumption Agreement and the respective successors and permitted assigns of any of the foregoing.

               "Bankruptcy Code" has the meaning assigned to that term in Section 3.1(k) hereof.

               "Base Rate" or "BR" means, a rate per annum equal to the greater of (i) the prime rate of interest announced by the Liquidity Provider (or, if more than one Liquidity Provider, then by NationsBank) from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by the Liquidity Provider (or NationsBank, as applicable) and (ii) the sum of (a) 1.50% and (b) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Liquidity Provider (or, if more than one Liquidity Provider, then by NationsBank) from three Federal funds brokers of recognized standing selected by it.

               "Benefit Plan" means any employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Transferor, the Initial Purchaser, the Seller or any ERISA Affiliate of the Transferor, the Initial Purchaser, or the Seller is, or at any time during the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

               "Business Day" means any day excluding Saturday, Sunday and any day on which banks in New York, New York, Charlotte, North Carolina or in the States of Minnesota, Utah, Missouri, Illinois, Nebraska or Oklahoma are authorized or required by law to close, and, when used with respect to the determination of any Adjusted LIBOR Rate or any notice with respect thereto, any such day which is also a day for trading by and between banks in United States dollar deposits in the London interbank market.

               "Buyer's  Percentage  Factor"  shall  mean,   with
respect to any Collection Period, the fraction (expressed as a percentage) computed at any time of determination as follows:

                         NI
                         PRB


Where:

          NI = the Net Investment at the time of such computation.

          PRB = the amount of Principal Receivables plus the amount on deposit in the Excess Funding Account at the time of such computation.


               Notwithstanding the foregoing computation, (i) the Buyer's Percentage Factor shall not exceed 100%, and (ii) the Buyer's Percentage Factor with respect to Principal Collections at any time on and after the Termination Date shall be the percentage equivalent of a fraction the numerator of which is the Net Investment as of the Termination Date and the denominator of which is the lesser of (x) the Principal Receivables plus the amount on deposit in the Excess Funding Account on the last day of the Collection Period immediately prior to the Termination Date or (y) the Principal Receivables plus the amount on deposit in the Excess Funding Account on the last day of the immediately preceding Collection Period.

               "Carrying Costs" means, for a Collection Period the sum of (i) the sum of the dollar amount of the Company's obligations for such Collection Period determined on an accrual basis in accordance with GAAP consistently applied (a) to pay interest with respect to Purchased Interests pursuant to the provisions of the Liquidity Provider Agreement (such interest to be calculated based on the Adjusted LIBOR Rate, provided that if a Termination Event (other than those specified in clause (k) or (l) of Section 7.1) shall have occurred, such interest shall be calculated at the Base Rate plus 2.00%) outstanding at any time during such Collection Period accrued from the first day through the last day of such Collection Period whether or not such interest is payable during such Collection Period and to pay interest with respect to amounts disbursed by a Credit Support Provider pursuant to the Credit Support Agreement outstanding at any time during such Collection Period accrued from the first day through the last day of such Collection Period whether or not such interest is payable during such Collection Period, (b) to pay the Accrued Interest Component of Related Commercial Paper with respect to any Collection Period (and, for purposes of this clause (b), Related Commercial Paper shall include Commercial Paper issued to fund the Net Investment even if such Commercial Paper is issued in an amount in excess of the Net Investment),
(c) to pay the Dealer Fee with respect to Related Commercial Paper issued during such Collection Period, (d) to pay any past due interest not paid in clause (a) and (b) with respect to prior Collection Periods, and (e) to pay the costs of the Company with respect to the operation of Sections 8.1, 8.2, 8.3 and 8.4, and
(ii) the Program Fee, the Administrative Fee and the Facility Fee accrued from the first day through the last day of such Collection Period whether or not such amount is payable during such Collection Period, and all interest amounts due the Bank Investors in accordance with Section 2.3(c), (d) and (e).

               "Certificate" means the certificate issued to the Agent for the benefit of the Company and the Bank Investors pursuant to Section 2.2(g) hereof.

               "Closing Date" means October 23, 1997.

               "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

               "Collateral Agent" means NationsBank, N.A., as collateral agent for any Liquidity Provider, any Credit Support
Provider, the holders of Commercial Paper and certain other parties.

               "Collection   Account"      means   the   account,
established by the Agent, for the benefit of the Company and the Bank Investors, pursuant to Section 2.12(a) hereof.

               "Collection Agent" means at any time the Person then authorized pursuant to Section 6.1 hereof to service, administer and collect Receivables.

               "Collection   Agent  Default"  has   the   meaning
specified in Section 6.4 hereof.

               "Collection Period" means the calendar month preceding the Remittance Date, or in the case of the first Collection Period, the period commencing on the Cut-Off Date to the end of the calendar month preceding the first Remittance Date.

               "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all Recoveries and collections on Finance Charge Receivables, if any, and cash proceeds with respect to such Receivable.

               "Commercial Paper" means the promissory notes issued by the Company in the commercial paper market.

               "Commitment" means (i) with respect to each Bank Investor party hereto, the commitment of such Bank Investor to make acquisitions from the Transferor or the Company in accordance herewith in an amount not to exceed the dollar amount set forth opposite such Bank Investor's signature on the signature page hereto under the heading "Commitment", minus the dollar amount of any Commitment or portion thereof assigned pursuant to an Assignment and Assumption Agreement plus the dollar amount of any increase to such Bank Investor's Commitment consented to by such Bank Investor prior to the time of determination, (ii) with respect to any assignee of a Bank Investor party hereto taking pursuant to an Assignment and Assumption Agreement, the commitment of such assignee to make acquisitions from the Transferor or the Company not to exceed the amount set forth in such Assignment and Assumption Agreement minus the dollar amount of any Commitment or portion thereof assigned pursuant to an Assignment and Assumption Agreement prior to such time of determination and (iii) with respect to any
assignee  of  an  assignee  referred  to  in  clause  (ii),   the
commitment of such assignee to make acquisitions from the Transferor or the Company not to exceed the amount set forth in an Assignment and Assumption Agreement between such assignee and its assign.

               "Commitment Termination Date" means October 22, 1998, or such later date to which the Commitment Termination Date may be extended by the Transferor, the Agent and the Bank Investors not later than 60 days prior to the then current Commitment Termination Date.

               "Company" means Kitty Hawk Funding Corporation and its successors and assigns.

               "Credit and Collection Policy" means the written policies and procedures of the Seller relating to the operation of its consumer revolving credit card business, including, without limitation, the written policies and procedures for determining the creditworthiness of credit card customers, the extension of credit to credit card customers and relating to the maintenance of credit card accounts and collection of receivables with respect thereto, as such policies and procedures are amended, modified or otherwise changed from time to time.

               "Credit Support Agreement" means the agreement between the Company and the Credit Support Provider evidencing the obligation of the Credit Support Provider to provide credit support to the Company in connection with the issuance by the Company of Commercial Paper.

               "Credit  Support  Provider" means  the  Person  or
Persons who provides credit support to the Company in connection with the issuance by the Company of Commercial Paper.

               "Cut-Off Date" means October 10, 1997.

               "Date of Processing" means, with respect to any transaction giving rise to a Receivable, the date on which such transaction is settled according to the Collection Agent's computer master file of Accounts.

               "Dealer  Fee"  means  the  fee  payable   by   the
Transferor to the Company, pursuant to Section 2.5 hereof, the terms of which are set forth in the Fee Letter.

                "Default Ratio" means, for any Collection Period, the ratio (expressed as a percentage) the numerator of which is the product of (i) 12 and (ii) the aggregate balance of all Eligible Receivables which became Defaulted Receivables during such Collection Period and the denominator of which is the average outstanding balance of all Eligible Receivables during such Collection Period.

               "Defaulted Receivable" means a Receivable in an Account with respect to which, in accordance with the Credit and Collection Policy or the Collection Agent's customary and usual servicing procedures, the Collection Agent has charged off such Receivable as uncollectible; a Receivable shall become a Defaulted Receivable on the day on which it is recorded as charged off as uncollectible on the Collection Agent's computer master file of consumer credit card revolving accounts. Notwithstanding any other provision hereof, any Defaulted Receivables that are not Eligible Receivables shall be treated as Receivables which are not Eligible Receivables rather than as Defaulted Receivables.

               "Determination Date" shall mean with respect to any Collection Period, the date which is two Business Days before the related Remittance Date.

               "Discount   Percentage"   means   the   Percentage
designated by the Transferor pursuant to Section 2.5(e).

               "Discount Receivables" shall have the meaning specified in Section 2.5(e).

               "Discount Receivables Collections" means, for  any
day, the product of (a) the Discount Percentage and (b) Principal
Collections   (without  giving  effect  to  Discount  Receivables
Collections) on such day.

               "DMCCB"  means Direct Merchants Credit Card  Bank,
National Association, a national banking association.

               "Early Collection Fee" means, for any funding period during which the portion of the Net Investment that was allocated to such funding period is reduced for any reason whatsoever, the excess, if any, of (i) the additional interest that would have accrued during such funding period if such reductions had not occurred, minus (ii) the income, if any, received by the recipient of such reductions from investing the proceeds of such reductions.

               "Eligible  Account" means, as of the Cut-Off  Date
(or, with respect to Accounts arising after the Cut-Off Date, as of the date of creation), each Account in existence and owned by the Seller:

                    (i) the credit card or cards related thereto have not been reported lost or stolen or designated fraudulent;

                    (ii) the Obligor on which has provided, as its most recent billing address, an address located in the United States or its territories or possessions, or Canada, or which is a United
          States military address;

                    (iii) which is not an Account as to which any of the Receivables existing thereunder are Defaulted Receivables; and

                    (iv) which was purchased by the Seller from Mercantile (or is a Related Account) and to which the Seller has good title, free and clear of all Adverse Claims;

               "Eligible  Investments" means any of the following
(a) negotiable instruments or securities represented by instruments in bearer or registered or in book-entry form which evidence (i) obligations fully guaranteed by the United States of America; (ii) time deposits in, or bankers acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the time of investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depository institution or trust company shall have a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively, in the case of the certificates of deposit or short-term deposits, or a rating not lower than one of the two highest investment categories granted by Moody's and by S&P;
(iii) certificates of deposit having, at the time of investment or contractual commitment to invest therein, a rating from Moody's and S&P of at least "P-1" and "A-1", respectively; or
(iv) investments in money market funds rated in the highest investment category or otherwise approved in writing by the applicable rating agencies; (b) demand deposits in any depositary institution or trust company referred to in (a)(ii) above; (c) commercial paper (having original or remaining maturities of no more than 30 days) having, at the time of investment or contractual commitment to invest therein, a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively; (d) Eurodollar time deposits having a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively; and (e) repurchase agreements involving any of the Eligible Investments described in clauses (a)(i), (a)(iii) and (d) hereof so long as the other party to the repurchase agreement has at the time of investment therein, a rating from Moody's and S&P of at least "P-1" and "A-1", respectively.

               "Eligible  Receivable" means,  at  any  time,  any
Receivable:

                (i) with respect to which the related Account is an Eligible Account;

                (ii)       to  which, immediately  prior  to  the
transfer to the Company, the Transferor has good title thereto, free and clear of all Adverse Claims;

                (iii) which (together with the Collections related thereto) has been the subject of either a valid transfer and sale from the Transferor to the Agent, on behalf of the Company and the Bank Investors, of all of the Transferor's right, title and interest therein or the grant of a first priority perfected security interest therein (and in the Collections related thereto), effective until the termination of this Agreement;

               (iv) the Obligor of which is not a government or a government subdivision or agency;

                (v) which is not a Defaulted Receivable at the time of the initial creation of an interest therein hereunder;

                (vi) which is an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act of 1940, as amended;

               (vii) a purchase of which with the proceeds of Commercial Paper would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended;

                (viii)    which is an "account," "chattel  paper"
or "general intangible" within the meaning of Article 9 of the UCC of the applicable jurisdiction;

                (ix) which is denominated and payable only in United States dollars;

                (x) which arises under an Account that, together with the Receivable related thereto, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms and is not, at the time of transfer hereunder, subject to any litigation, right of recission, dispute, offset, counterclaim or other defense;

                (xi) which, together with the Account related thereto, complies in all material respects with all laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which the Account Agreement related thereto is not in violation of any such law, rule or regulation in any material respect;

                (xii)     which is assignable without the consent
of, or notice to, the Obligor thereunder;

                 (xiii) the transfer of which under the Receivables Purchase Agreements by the Seller and the Initial Purchaser and hereunder by the Transferor does not violate, breach or contravene any applicable laws, rules, regulations, orders or writs or any contractual or other restriction, limitation or encumbrance;

                 (xiv)       which,  at  the  time  of   transfer
hereunder, has not been compromised, adjusted or modified (including the granting of any discounts, allowances or credits); provided, however, that only such portion of such Receivable that is the subject of such compromise, adjustment or modification shall be deemed to be ineligible pursuant to the terms of this clause (xiv);

                (xv) as to which no effective financing statement or other instrument similar in effect covering such Receivable, any interest therein, Account or Collections with respect thereto is on file in any recording office except such as may be filed in favor of the Initial Purchaser or the Transferor, pursuant to the Receivables Purchase Agreements, or the Company hereunder; and

                (xvi) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained, effected or given by the Initial Purchaser, Transferor or the Seller in connection with the creation of such Receivable or the execution, delivery, creation and performance by the Initial Purchaser, Transferor or the Seller of the Account Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect.

               "ERISA" means the U.S. Employee Retirement  Income
Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

               "ERISA Affiliate" means, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person; (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person; or (iii) a member of the same affiliated service group (within the meaning of Section 414(n) of the Code) as such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above; provided, however, that none of FCI and its Affiliates (other than the Initial Purchaser and its Subsidiaries) shall be an ERISA Affiliate.

               "Event of Bankruptcy" means, with respect to any Person, (i) that such Person (a) shall generally not pay its debts as such debts become due or (b) shall admit in writing its inability to pay its debts generally or (c) shall make a general assignment for the benefit of creditors; (ii) any proceeding shall be instituted by or against such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property; or (iii) if such Person is a corporation, such Person or any Subsidiary shall take any corporate action to authorize any of the actions set forth in the preceding clauses (i) or (ii).

               "Excess Funding Account" shall have the meaning assigned to that term in Section 2.12(c).

               "Excluded Taxes" shall have the meaning specified in Section 8.3 hereof.

               "Facility Fee" means the fee payable by the Transferor to the Agent for distribution to the Bank Investors pursuant to Section 2.7 hereof, the terms of which are set forth in the Fee Letter.

               "Facility Limit" means $450,000,000.

               "FCI" means Fingerhut Companies, Inc., a Minnesota corporation.

               "Fee Letter" means the letter agreement dated the date hereof between the Transferor and the Company with respect to the fees to be paid by the Transferor hereunder, as amended, modified or supplemented from time to time.

               "Finance  Charge  Collections"  shall  mean,  with
respect  to  any  Business  Day,  Collections  received  by   the
Collection Agent with respect to Finance Charge Receivables on such Business Day.

               "Finance Charge Receivables" shall mean the sum of
(w) all amounts billed from time to time to the Obligors on any Account in respect of (i) Periodic Finance Charges, (ii) over limit fees, (iii) late charges, (iv) returned check fees, (v) annual membership fees and annual service charges, if any, (vi) transaction charges, (vii) cash advance fees and (viii) similar fees and charges, excluding fees and charges for insurance and insurance type products, plus (x) Recoveries and (y) Discount Receivables, if any.

               "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, which are in effect from time to time.

               "Incremental Transfer" means a Transfer which is made pursuant to Section 2.2(a) hereof.

               "Indemnified Amounts" has the meaning specified in
Section 8.1 hereof.

               "Indemnified Parties" has the meaning specified in
Section 8.1 hereof.

               "Initial Purchaser" means Metris Companies, Inc., a Delaware corporation, and its successors and permitted assigns.

               "Interest Component" means, (i) with respect to any Commercial Paper issued on an interest-bearing basis, the interest payable on such Commercial Paper at its maturity (including any dealer commissions) and (ii) with respect to any Commercial Paper issued on a discount basis, the portion of the face amount of such Commercial Paper representing the discount incurred in respect thereof (including any dealer commissions to the extent included as part of such discount).

               "Investor Report" means a report, in substantially the form attached hereto as Exhibit D or in such other form as is mutually agreed to by the Transferor and the Agent, furnished by the Collection Agent pursuant to Section 2.11 hereof.

               "Law"   means  any  law  (including  common  law),
constitution,  statute,  treaty,  regulation,  rule,   ordinance,
order, injunction, writ, decree or award of any Official Body.

               "LIBOR Rate" means, with respect to any Collection Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 a.m. (London time) two London Business Days prior to the first day of such Collection Period for a term of one month. If for any reason such rate is not available, the term "LIBOR Rate" shall mean, for any Collection Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m. (London time) two London Business Days prior to the first day of such Collection Period for a term of one; provided, however, if more than one rate is specified on the Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

               "Liquidity Provider" means the Person or Persons who will provide liquidity support to the Company in connection with the issuance by the Company of Commercial Paper.

               "Liquidity Provider Agreement" means the agreement between the Company and the Liquidity Provider evidencing the obligation of the Liquidity Provider to provide liquidity support to the Company in connection with the issuance by the Company of Commercial Paper.

               "Majority   Investors"  shall  have  the   meaning
specified in Section 9.1(a) hereof.

               "Material Adverse Effect" means any event or condition which could reasonably be expected to have a material adverse effect on (i) the collectibility of the Receivables, taken as a whole, (ii) the condition (financial or otherwise), businesses or properties of the Transferor, the Initial Purchaser or the Seller, (iii) the ability of the Transferor, the Initial Purchaser or the Seller to perform its respective obligations under the Transaction Documents to which it is a party and (iv) the interests of the Agent, the Company or the Bank Investors under the Transaction Documents.

               "Maximum Buyer's Percentage Factor" means 82%.

               "Mercantile" means Mercantile Bank National Association, a national banking association and successor to Mercantile Bank of Illinois National Association and shall include, with respect to the origination or creation of any
Account sold pursuant to the Mercantile Agreement, any predecessor in interest to Mercantile which actually originated such Account.

               "Mercantile   Agreement"   means   the    Purchase
Agreement, dated as of September 25, 1997, by and between Mercantile and DMCCB, as it may be modified, amended and supplemented from time to time.

               "Minimum Transferor's Interest" means the amount computed at any time of determination as follows:

                         NI     -  NI
                         82%

Where:

          NI = the Net Investment at the time of such computation.

               "Moody's" means Moody's Investors Service, Inc.

               "Multiemployer Plan" means a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Transferor, the Initial Purchaser the Seller or any ERISA Affiliate of the Transferor or the Seller on behalf of its employees.

               "Net Asset Test" means, in connection with any assignment by the Company to the Bank Investors of an interest in the Net Investment pursuant to Section 9.7 hereof, that on the day immediately prior to the day on which such assignment is to take effect, the Principal Receivables shall be greater than or equal to the Net Investment.

               "Net Investment" means the sum of the cash amounts paid to the Transferor for each Incremental Transfer less the aggregate amount of Collections received and applied by the Agent to reduce such Net Investment pursuant to Section 2.5, 2.6 or 2.9 hereof; provided, however, that the Net Investment shall be restored and reinstated in the amount of any Collections so received and applied if at any time the distribution of such Collections is rescinded or must otherwise be returned for any reason; and, provided, further, that the Net Investment may be increased by the amount described in Section 9.7(d) hereof as described therein.

               "Net  Portfolio Yield" means, with respect to  any
Collection Period, the annualized percentage equivalent of a fraction the numerator of which is equal to the Buyer's Percentage Factor of Finance Charge Collections for such
Collection Period minus the Carrying Costs for such Collection Period minus the Buyer's Percentage Factor of the amount of Receivables which became Defaulted Receivables during such Collection Period minus the Buyer's Percentage Factor of the Servicing Fee with respect to such Collection Period and the denominator of which is equal to the average Net Investment for such Collection Period.

               "Obligor"  means  a  Person  obligated   to   make
payments   pursuant  to  an  Account,  including  any   guarantor
thereunder.

               "Official Body" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

               "Other Transferor" means any Person other than the Transferor that has entered into a receivables purchase agreement or transfer and administration agreement with the Company.

               "Payment Rate" means, for any Collection Period, the percentage equivalent of a fraction, the numerator of which is equal to the amount of all cash Collections during such Collection Period and the denominator of which is equal to the average amount of Receivables outstanding during the prior Collection Period.

               "Periodic   Finance  Charges"  shall  have,   with
respect  to  any  Account, the meaning specified in  the  Account
Agreement applicable to such Account for finance charges (due to periodic rate) or any similar term.

               "Person"  means any corporation, limited liability
company, natural person, firm, joint venture, partnership, trust,
unincorporated  organization,  enterprise,  government   or   any
department or agency of any government.

               "Potential Termination Event" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Termination Event.

               "Principal Collections" means, with respect to any Collection Period, all Collections received during such period other than Finance Charge Collections.

               "Principal Receivables" means amounts shown on the Collection Agent's records as amounts payable by Obligors with respect to Eligible Receivables on any Account other than such amounts that are Finance Charge Receivables (including Discount Receivables) or Defaulted Receivables and shall include, without limitation, amounts payable for purchases of goods or services or cash advances. A Receivable shall be deemed to have been created at the end of the day on the Date of Processing of such Receivable. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts on such day.

               "Pro  Rata Share" means, for a Bank Investor,  the
Commitment of such Bank Investor divided by the sum of the Commitments of all Bank Investors.

               "Proceeds" means "proceeds" as defined in  Section
9-306(1) of the UCC.

               "Program  Fee"  means  the  fee  payable  by   the
Transferor to the Company pursuant to Section 2.7 hereof, the terms of which are set forth in the Fee Letter.

               "Purchased Interest" means the interest in the Receivables acquired by the Liquidity Provider through purchase pursuant to the terms of the Liquidity Provider Agreement.

               "Purchase Termination Date" means the date upon which the Transferor or the Initial Purchaser shall cease, for any reason whatsoever, to make purchases of Receivables under the applicable Receivables Purchase Agreement or either Receivables Purchase Agreement shall terminate for any reason whatsoever.

               "Receivable" means all of the indebtedness of any Obligor to the Transferor under an Account, including the right to receive payment of any interest or finance charges and other obligations of such Obligor with respect thereto. Each Receivable includes, without limitation, all rights of the Transferor under the applicable Account Agreement.

               "Receivables Purchase Agreements" means, collectively, the (a) Amended and Restated Bank Receivables Purchase Agreement, dated as of May 26, 1995, between the Seller, as seller, and FCI, as buyer, which was assigned by FCI to the Initial Purchaser pursuant to the Assignment and Assumption Agreement, dated as of September 16, 1996, among FCI, the Initial Purchaser and the Seller, and (b) the Purchase Agreement, dated as of the date hereof, by and between the Initial Purchaser, as seller, and the Transferor, as purchaser, as such agreements may be amended, modified or supplemented and in effect from time to time.

               "Records" means all right, title and interest of the Seller, the Initial Purchaser and the Transferor in and to all Account Agreements and other documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to Receivables and the related Obligors.

               "Recoveries"   means  all  amounts   received   or
collected  by  the  Collection Agent with  respect  to  Defaulted
Receivables.

               "Reinvestment Termination Date" means  the  second
Business Day after the delivery by the Company to the Transferor of written notice that the Company elects to assign the Net
Investment to the Bank Investors pursuant to Section 9.7.

               "Related Account" shall mean an Account having the following characteristics: (i) such Related Account was originated in accordance with the Credit and Collection Policy;
(ii) the Obligor or Obligors with respect to such Related Account is the same Person or Persons as the Obligor or Obligors of an Account; (iii) such Related Account is originated as a result of the credit card with respect thereto being lost or stolen; and
(iv) such Related Account can be traced or identified as a successor account to an Account by reference to or by way of the computer or other records of the Collection Agent or the Transferor.

               "Related  Commercial Paper" shall mean  Commercial
Paper  issued by the Company the proceeds of which were  used  to
acquire,  or  refinance  the  acquisition  of,  an  interest   in
Receivables with respect to the Transferor.

               "Remittance Date" means the twentieth day of each calendar month, or if such day is not a Business Day, the next succeeding Business Day; provided, however, that the first
Remittance Date shall be December 22, 1997.

               "Section  8.2 Costs" has the meaning specified  in
Section 8.2(d) hereof.

               "Seller"  means  DMCCB  and  its  successors   and
permitted assigns.

               "Servicing  Fee"   means the fee  payable  to  the
Collection Agent in an amount equal to 2% per annum on the average daily amount of the Principal Receivables. Such fee shall accrue from the date of the initial purchase of an interest in the Receivables to the date on which the Buyer's Percentage Factor is reduced to zero. Such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.5 hereof.

               "Spread Account" means the account established by the Agent, for the benefit of the Company and the Bank Investors, pursuant to Section 2.12(b) hereof.

               "Spread Account Cap Percentage Amount", as of  any
Remittance Date, means the product of the Net Investment on such Remittance Date and the applicable "Spread Account Cap
Percentage" determined as set forth in the chart immediately below, subject to the following: (a) if the average Default Ratio for any three consecutive Collection Periods is greater than 17%, then the applicable Spread Account Cap Percentages set forth below shall each be increased by 2%; (b) any decrease in the Spread Account Cap Percentage will take effect only after three consecutive Remittance Dates during which such decrease (or any greater decrease) shall have prevailed; and (c) any calculation of the "Spread Account Percentage" based on the Collection Periods ending in September 1997 and October 1997 shall assume that, for each such Collection Period, (x) the Net Portfolio Yield was 4.91% and 5.63%, respectively, (y) the
Payment Rate was 10.67% and 10.76%, respectively, and (z) the Default Ratio was 14.38% and 15.15%, respectively.

               The   Spread   Account   Cap   Percentage   Amount
applicable on the Closing Date shall be $0.




Average Net Portfolio
Yield for the three     Spread Account Cap    Spread Account Cap
consecutive Collection    Percentage(1)         Percentage(2)
Periods immediately
preceding the
Remittance Date


Greater than 4.50%     0%                    1%

Greater than 4.00% and    1%                   2%
less than or equal to
4.50%

Greater than 3.00% and    2%                   3%
less than or equal to
4.00%

Greater than 2.00% and    3%                   4%
less than or equal to
3.00%

2.00% and less            4%                   5%


          (1)  Spread Account Cap Percentage in effect if average
Payment Rate for the three consecutive Collection Periods immediately preceding the Remittance Date is greater than 10%.

          (2)  Spread Account Cap Percentage in effect if average
Payment Rate for the three consecutive Collection Periods immediately preceding the Remittance Date is less than or equal to 10%.

               "Standard  &  Poor's" or "S&P"  means  Standard  &
Poor's  Ratings  Services, a division of  McGraw-Hill  Companies,
Inc.

               "Subsidiary" of a Person means any Person more than 50% of the outstanding voting interests of which shall at any time be owned or controlled, directly or indirectly, by such Person or by one or more Subsidiaries of such Person or any similar business organization which is so owned or controlled.

               "Taxes"  shall  have  the  meaning  specified   in
Section 8.3 hereof.

               "Termination Date" means the earliest of (i) the Business Day designated by the Transferor to the Agent as the Termination Date at any time following 60 days' written notice to the Agent, (ii) the date of termination of the commitment of the Liquidity Provider under the Liquidity Provider Agreement, (iii) the date of termination of the commitment of the Credit Support Provider under the Credit Support Agreement, (iv) the day upon which the Termination Date is declared or automatically occurs pursuant to Section 7.2(a) hereof, (v) two Business Days prior to the Commitment Termination Date, (vi) the Purchase Termination Date or (vii) October 22, 1998.

               "Termination  Event" means an event  described  in
Section 7.1 hereof.

               "Transaction  Costs" has the meaning specified  in
Section 8.4(a) hereof.

               "Transaction Documents" means, collectively,  this
Agreement, the Receivables Purchase Agreements, the Fee Letter, the Certificate, the Transfer Certificate and all of the other instruments, documents and other agreements executed and delivered by the Seller or the Transferor in connection with any of the foregoing, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.

               "Transfer" means a conveyance, transfer and assignment by the Transferor to the Company or the Bank Investors of an undivided percentage ownership interest in Receivables hereunder (including, without limitation, as a result of any reinvestment of Collections in Transferred Interests pursuant to Sections 2.2(e) and 2.5 hereof).

               "Transfer Certificate" has the meaning specified in Section 2.2(c) hereof.

               "Transfer  Date"  means,  with  respect  to   each
Transfer, the Business Day on which such Transfer is made.

               "Transfer  Price"  means  with  respect   to   any
Incremental Transfer, the amount paid to the Transferor by the Company or the Bank Investors as described in the applicable
Transfer Certificate.

               "Transferor" means Metris Funding Co., a Delaware corporation, and its successors and permitted assigns.

               "Transferor's Percentage Interest" means (i)  100%
(1) minus (ii) the Buyer's Percentage Factor.

               "Transferred  Interest"  means,  at  any  time  of
determination, an undivided percentage ownership interest in (i) each and every then outstanding Receivable, (ii) all Collections with respect thereto, and (iii) other Proceeds of the foregoing, which undivided ownership interest shall be equal to the Buyer's Percentage Factor at such time, and only at such time (without regard to prior calculations). The Transferred Interest in each Receivable, together with Collections and Proceeds with respect thereto, shall at all times be equal to the Transferred Interest in each other Receivable, together with Collections and Proceeds with respect thereto. To the extent that the Transferred Interest shall decrease as a result of a recalculation of the Buyer's Percentage Factor, the Agent, on behalf of the Company or the Bank Investors, as applicable, shall be considered to have reconveyed to the Transferor an undivided percentage ownership interest in each Receivable, together with Collections and Proceeds with respect thereto, in an amount equal to such decrease such that in each case the Transferred Interest in each Receivable shall be equal to the Transferred Interest in each other Receivable.

               "UCC" means, with respect to any state, the Uniform Commercial Code as from time to time in effect in such state.

               "U.S." or "United States" means the United States of America.

          SECTION 1.2.     Other Terms.

               All  accounting  terms  not  specifically  defined
herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such
Article 9.

          SECTION 1.3.     Computation of Time Periods.

               Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each means "to but excluding", and the word "within" means "from and excluding a specified date and to and including a later specified date".


                           ARTICLE I I

                    PURCHASES AND SETTLEMENTS

          SECTION 2.

          SECTION 2.1.     Facility.

               Upon the terms and subject to the conditions herein set forth at any time prior to the Termination Date (x) the Transferor may, at its option, convey, transfer and assign to the Agent, on behalf of the Company or the Bank Investors, as applicable, and (y) the Agent, on behalf of the Company, may, at the Company's option, or the Agent, on behalf of the Bank Investors, shall accept such conveyance, transfer and assignment from the Transferor of, without recourse except as provided herein, undivided percentage ownership interests in the Receivables, together with Collections and Proceeds with respect thereto, from time to time. By accepting any conveyance, transfer and assignment hereunder, neither the Company, any Bank Investor nor the Agent assumes or shall have any obligations or liability under any of the Accounts, all of which shall remain the obligations and liabilities of the Transferor, the Initial Purchaser and the Seller.

          SECTION 2.2.     Transfers; Certificates; Eligible Receivables.

          (a) Upon the terms and subject to the conditions herein set forth the Transferor may, at its option, convey, transfer and assign to the Agent, on behalf of the Company or the Bank Investors, as applicable, and the Agent, on behalf of the Company may,  provided that the Termination Date shall not have occurred, at  the  Company's option, or the Agent, on behalf  of  the  Bank
Investors, provided that the Termination Date shall not have occurred and that the Bank Investors shall have previously accepted the assignment by the Company of all of its interest in the  Affected  Assets, shall, if so requested by the  Transferor,
accept   such  conveyance,  transfer  and  assignment  from   the
Transferor, without recourse except as provided herein, of undivided percentage ownership interests in the Receivables, together with Collections and Proceeds with respect thereto (each, an "Incremental Transfer"); provided, however, that after giving effect to the payment to the Transferor of such Transfer Price (x) the sum of the Net Investment plus, in the case where the Transferred Interest is held by the Agent on behalf of the Company, the Interest Component of all outstanding Related Commercial Paper, would not exceed the Facility Limit; and (y)
the Transferor's Percentage Interest, when multiplied by the Principal Receivables, shall not be less than the Minimum
Transferor's   Interest;   and,  provided   further,   that   the
representations and warranties set forth in Sections 3.1 and 3.2 hereof shall be true and correct both immediately before and immediately after giving effect to any such Incremental Transfer and the payment to the Transferor of the Transfer Price related thereto and an Additional Investment Certificate shall have been delivered with respect to such Incremental Transfer as required by Section 2.11(b) hereof.

(b) The Transferor shall, by notice to the Agent given by no later than 11:00 a.m. (New York City time) at least one (1) Business Day prior to the proposed date of any Incremental
Transfer by telecopy, offer to convey, transfer and assign to the Agent, on behalf of the Company or the Bank Investors, as applicable, undivided percentage ownership interests in the Receivables and the other Affected Assets relating thereto. Each such notice shall specify (w) whether such request is made to the Agent, on behalf of the Company or on behalf of the Bank
Investors (it being understood and agreed that once any Transferred Interest hereunder is acquired on behalf of the Bank Investors, the Agent, on behalf of Bank Investors, shall be required to purchase all Transferred Interests held by the Agent on behalf of the Company in accordance with Section 9.7 hereof and thereafter that no additional Incremental Transfers shall be acquired on behalf of the Company hereunder), (x) the desired Transfer Price (which shall be at least $1,000,000 or integral multiples of $250,000 in excess thereof) or, to the extent that the then available unused portion of the Facility Limit is less than such amount, such lesser amount equal to such available portion of the Facility Limit), and (y) the desired date of such Incremental Transfer. The Agent will promptly notify the Company or each of the Bank Investors, as the case may be, of the Agent's receipt of any request for an Incremental Transfer to be made to the Agent on behalf of such Person. To the extent that any such Incremental Transfer is requested of the Agent, on behalf of the Company, the Company shall instruct the Agent to accept or reject such offer by notice given to the Transferor and the Agent by telephone or telecopy by no later than the close of its business on the Business Day following its receipt of any such request.
Each notice of proposed Transfer shall be irrevocable and binding on the Transferor and the Transferor shall indemnify the Company and each Bank Investor against any loss or expense incurred by the Company or any Bank Investor, either directly or indirectly (including, in the case of the Company, through the Liquidity Provider Agreement) as a result of any failure by the Transferor to complete such Incremental Transfer including, without limitation, any loss (including loss of anticipated profits) or expense incurred by the Company or any Bank Investor, either directly or indirectly (including, in the case of the Company, pursuant to the Liquidity Provider Agreement) by reason of the liquidation or reemployment of funds acquired by the Company (or the Liquidity Provider) or any Bank Investor (including, without limitation, funds obtained by issuing commercial paper or promissory notes or obtaining deposits as loans from third parties) for the Company or any Bank Investor to fund such Incremental Transfer.
(c) On the date of the initial Incremental Transfer, the Agent, on behalf of the Company or the Bank Investors, as applicable, shall deliver written confirmation to the Transferor of the Transfer Price and the Transferor shall deliver to the Agent the Transfer Certificate in the form of Exhibit F hereto (the
"Transfer Certificate"). The Agent shall indicate the amount of the initial Incremental Transfer together with the date thereof on the grid attached to the Transfer Certificate. On the date of each subsequent Incremental Transfer, the Agent shall send written confirmation to the Transferor of the Transfer Price applicable to such Incremental Transfer. The Agent shall indicate the amount of the Incremental Transfer together with the date thereof as well as any decrease in the Net Investment on the grid attached to the Transfer Certificate. The Transfer Certificate shall evidence the Incremental Transfers. Following each Incremental Transfer, the Company shall deposit to the Transferor's account at the location indicated in Section 10.3 hereof, in immediately available funds, an amount equal to the Transfer Price for such Incremental Transfer.
(d) By no later than 11:00 a.m. (New York time) on any Transfer Date, the Company or each Bank Investor, as the case may be, shall remit its share (which, in the case of an Incremental Transfer to the Bank Investors, shall be equal to such Bank Investor's Pro Rata Share) of the aggregate Transfer Price for such Transfer to the account of the Agent specified therefor from time to time by the Agent by notice to such Persons. The obligation of each Bank Investor to remit its Pro Rata Share of any such Transfer Price shall be several from that of each other Bank Investor, and the failure of any Bank Investor to so make such amount available to the Agent shall not relieve any other
Bank Investor of its obligation hereunder. Following each Incremental Transfer and the Agent's receipt of funds from the Company or the Bank Investors as aforesaid, the Agent shall remit the Transfer Price to the Transferor's account at the location indicated in Section 10.3 hereof, in immediately available funds, an amount equal to the Transfer Price for such Incremental Transfer. Unless the Agent shall have received notice from the Company or any Bank Investor, as applicable, that such Person will not make its share of any Transfer Price relating to any Incremental Transfer available on the applicable Transfer Date therefor, the Agent may (but shall have no obligation to) make the Company's or any such Bank Investor's share of any such Transfer Price available to the Transferor in anticipation of the receipt by the Agent of such amount from the Company or such Bank Investor. To the extent the Company or any such Bank Investor fails to remit any such amount to the Agent after any such advance by the Agent on such Transfer Date, the Company or such Bank Investor, on the one hand, and the Transferor, on the other hand, shall be required to pay such amount, together with interest thereon at a per annum rate equal to the Federal funds rate (as determined in accordance with clause (ii) of the definition of "Base Rate"), in the case of the Company, any such Bank Investor, or the Transferor, to the Agent upon its demand therefor (provided that the Company shall have no obligation to pay such interest amounts except to the extent that it shall have sufficient funds to pay the face amount of its Commercial Paper in full). Until such amount shall be repaid, such amount shall be deemed to be Net Investment paid by the Agent and the Agent shall be deemed to be the owner of a Transferred Interest hereunder. Upon the payment of such amount to the Agent (x) by the Transferor, the amount of the aggregate Net Investment shall be reduced by such amount or (y) by the Company or such Bank Investor, such payment shall constitute such Person's payment of its share of the applicable Transfer Price for such Transfer.
(e) On each Business Day occurring after the initial Incremental Transfer hereunder and prior to the Termination Date, the Transferor hereby agrees to convey, transfer and assign to the Agent, on behalf of the Company or the Bank Investors, the Agent, on behalf of the Company may, and the Agent, on behalf of the Bank Investors shall agree to purchase from the Transferor undivided percentage ownership interests in each and every Receivable, together with Collections and Proceeds with respect thereto, to the extent that Collections are available for such Transfer in accordance with Section 2.5 hereof, such that after giving effect to such Transfer, (i) the amount of the Net Investment at the close of business on such Business Day shall be equal to the amount of the Net Investment at the close of the business on the Business Day immediately preceding such Business Day plus the Transfer Price of any Incremental Transfer made on such day, if any, and (ii) the Transferred Interest in each Receivable, together with Collections and Proceeds with respect thereto, shall be equal to the Transferred Interest in each other Receivable, together with Collections and Proceeds with respect thereto.
(f) Each Transfer shall constitute a transfer to the Agent, on behalf of the Company or the Bank Investors, as applicable, of undivided percentage ownership interests in each and every Receivable, together with Collections and Proceeds with respect thereto, then existing, as well as in each and every Receivable, together with Collections and Proceeds with respect thereto, which arises at any time after the date of such Transfer. The Agent's aggregate undivided percentage ownership interest in the Receivables, together with the Collections and Proceeds with respect thereto, held on behalf of the Company or the Bank Investors, as applicable, shall equal the Buyer's Percentage
Factor in effect from time to time. The Agent shall hold the Transferred Interests on behalf of the Company and each Bank Investor in accordance with each of the Company's and each Bank Investor's percentage interest in the Transferred Interest (determined on the basis of the relationship that the portion of the Net Investment funded by such Person bears to the aggregate
Net Investment of the Company and all of the Bank Investors at such time).
(g) The Transferor shall issue to the Agent the Certificate, in the form of Exhibit E, on or prior to the date hereof.
(h) The Buyer's Percentage Factor shall be initially computed as of the opening of business of the Collection Agent on the date of the initial Incremental Transfer hereunder. Thereafter until the Termination Date, the Buyer's Percentage Factor shall be automatically recomputed as of the close of business of the Collection Agent on each day (other than a day after the Termination Date). The Buyer's Percentage Factor shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made.
          SECTION 2.3. Selection of Interest Rates and Interest Periods; LIBOR Protection; Illegality.

          (a) Prior to the Termination Date; Transferred Interest held on behalf of the Company. At all times hereafter, but prior to the
Termination  Date  and not with respect to  any  portion  of  the
Transferred Interest held on behalf of the Bank Investors (or any of  them), the Transferor may, subject to the Company's  approval and  the  limitations  described  below,  request  that  the  Net
Investment  be  allocated among one or more funding  periods,  so that  the aggregate amounts so allocated at all times shall equal the Net Investment held on behalf of the Company.  The Transferor shall give the Company irrevocable notice by telephone of the new requested  funding  period(s) by 11:00  a.m.  at  least  one  (1)
Business Day prior to the expiration of any then existing funding period;  provided, however, that the Company may select,  in  its
sole  discretion,  any  such  new  funding  period  if   (i)  the
Transferor fails to provide such notice on a timely basis or (ii) the Company determines, in its sole discretion, that the funding period requested by the Transferor is unavailable or for any reason commercially undesirable. The Company confirms that it is its intention to fund all or substantially all of the Net
Investment  held  on  behalf of it by issuing Related  Commercial
Paper; provided that the Company may determine, from time to time, in its sole discretion, that funding such Net Investment by means of Related Commercial Paper is not possible or is not desirable for any reason. If the Liquidity Provider acquires from the Company a Purchased Interest with respect to the Receivables pursuant to the terms of the Liquidity Provider
Agreement, NationsBank, on behalf of the Liquidity Provider, may exercise the right of selection granted to the Company hereby.
The  initial  funding  period applicable to  any  such  Purchased
Interest shall be a period of not greater than 14 days and shall accrue Carrying Costs on the basis of the Base Rate. Thereafter, provided that the Termination Date shall not have occurred, Carrying Costs shall accrue on the basis of either the Base Rate or the Adjusted LIBOR Rate, as determined by NationsBank. In the case of any funding period outstanding upon the Termination Date, such funding period shall end on such date.

(b) After the Termination Date; Transferred Interest Held on behalf of the Company. At all times on and after the Termination Date, with respect to any portion of the Transferred Interest which shall be held by the Agent on behalf of the Company, the Company or NationsBank, as applicable, shall select all funding periods and rates applicable thereto.
(c) Prior to the Termination Date; Transferred Interest Held on Behalf of Bank Investor. At all times with respect to any portion of the Transferred Interest held by the Agent on behalf of the Bank Investors, but prior to the Termination Date, the initial funding period applicable to such portion of the Net Investment allocable thereto shall be a period of not greater than 14 days and shall accrue Carrying Costs on the basis of the Base Rate. Thereafter, with respect to such portion, and with respect to any other portion of the Transferred Interest held on behalf of the Bank Investors (or any of them), provided that the Termination Date shall not have occurred, Carrying Costs shall accrue with respect thereto at either the Base Rate or the Adjusted LIBOR Rate, at the Transferor's option. The Transferor shall give the Agent irrevocable notice by telephone of the new requested funding period at least three (3) Business Days prior to the expiration of any then existing funding period. In the case of any funding period outstanding upon the occurrence of the Termination Date, such funding period shall end on the date of such occurrence.
(d) After the Termination Date; Transferred Interest Held on behalf of Bank Investor. At all times on and after the Termination Date, with respect to any portion of the Transferred Interest held by the Agent on behalf of the Bank Investors, the Agent shall select all funding periods and rates applicable thereto.
(e)  LIBOR Rate Protection; Illegality.
               (i) If the Agent is unable to obtain on a timely basis the information necessary to determine the LIBOR Rate for any proposed funding period, then

               (A)   the  Agent shall forthwith  notify  the
          Company or Bank Investors, as applicable and the Transferor that the Adjusted LIBOR Rate cannot be determined for such funding period, and

               (B) while such circumstances exist, neither the Company, the Bank Investors or the Agent shall allocate the Net Investment of any additional Transferred Interests purchased during such period or reallocate the Net Investment allocated to any then existing funding period ending during such period, to a funding period which accrues Carrying Costs on the basis of the Adjusted LIBOR Rate.

               (ii) If, with respect to any outstanding funding period which accrues Carrying Costs on the basis of the Adjusted LIBOR Rate, the Company or any of the Bank Investors on behalf of which the Agent holds any Transferred Interest therein notifies the Agent that it is unable to obtain matching deposits in the London inter-bank market to fund its purchase or maintenance of such Transferred Interest or that the Adjusted LIBOR Rate applicable to such Transferred Interest will not adequately reflect the cost to the Person of funding or maintaining its respective Transferred Interest for such funding period then the Agent shall forthwith so notify the Transferor, whereupon neither the Agent nor the Company or the Bank Investors, as applicable, shall, while such circumstances exist, allocate any Net
Investment of any additional Transferred Interest purchased during such period or reallocate the Net Interest allocated to any funding period ending during such period, to a funding period which accrues Carrying Costs on the basis of the Adjusted LIBOR Rate.

          (iii) Notwithstanding any other provision of this Agreement, if the Company or any of the Bank Investors, as applicable, shall notify the Agent that such Person has determined (or has been notified by any Liquidity Provider) that the introduction of or any change in or in the interpretation of any law or regulation after the Closing Date makes it unlawful (either for the Company, such Bank Investor, or such Liquidity Provider, as applicable), or any central bank or other governmental authority asserts that it is unlawful, for the Company, such Bank Investor or such Liquidity Provider, as applicable, to fund the purchases or maintenance of Transferred Interests at the Adjusted LIBOR Rate, then (x) as of the effective date of such notice from such Person to the Agent, the obligation or ability of the Company or such Bank Investor, as applicable, to fund its purchase or maintenance of Transferred Interests at the Adjusted LIBOR Rate shall be suspended until such Person notifies the Agent that the circumstances causing such suspension no longer exist and (y) the Net Investment allocated to each funding period which accrues Carrying Costs on the basis of the Adjusted LIBOR Rate in which such Person owns an interest shall either (1) if such Person may lawfully continue to maintain such Transferred Interest at the Adjusted LIBOR Rate until the last day of the applicable funding period, be reallocated on the last day of such funding period to another funding period in respect of which the Net Investment allocated thereto which accrues Carrying Costs on a basis other than the Adjusted LIBOR Rate or (2) if such Person shall determine that it may not lawfully continue to maintain such Transferred Interest at the Adjusted LIBOR Rate until the end of the applicable funding period, such Person's share of the Net Investment allocated to such funding period shall be deemed to accrue Carrying Costs on the basis of the Base Rate from the effective date of such notice until the end of such funding period.

          SECTION 2.4.     Carrying Costs, Fees and Other Costs and
          Expenses.

               The Transferor agrees to pay, as and when due in accordance with this Agreement, each Early Collection Fee and all Carrying Costs and Servicing Fees. On each Remittance Date, the Transferor shall pay to the Agent, on behalf of the Company or the Bank Investors, as applicable, an amount equal to the accrued and unpaid Carrying Costs for the related Collection Period. The Transferor shall pay to the Agent, on behalf of the Company, on each day on which Related Commercial Paper is issued by the Company, the Dealer Fee with respect to such Related Commercial Paper. All payments referred to in this Section shall be made solely out of Collections, in the order of priority set forth in
Section 2.5, except for the amounts described in paragraph (e) of the definition of "Carrying Costs," which shall be paid directly by the Transferor to extent Collections are not available therefor.

          SECTION 2.5. Allocations of Collections; Non-Liquidation Settlement and Reinvestment Procedures.

          (a) On each Determination Date, the Collection Agent shall allocate all Collections received during the preceding Collection Period as Principal Collections or Finance Charge Collections. Principal Collections shall be applied by the Collection Agent as described in subsection (d) below. On each Remittance Date, the product of (A) the daily average of the Buyer's Percentage Factor over the preceding Collection Period and (B) the aggregate Finance Charge Collections for such preceding Collection Period (plus any investment earnings on the Excess Funding Account) shall be applied by the Collection Agent, without duplication, in the following order of priority. (For all purposes in this Section 2.5, the Buyer's Percentage Factor shall be calculated using the Buyer's Percentage Factor at the opening of business on the first day of the preceding Collection Period):

          (i) first, an amount equal to any accrued and unpaid Carrying Costs for such Collection Period, shall be paid to the Agent for the account of the Company and the Bank Investors;

(ii) second, to the payment to the Collection Agent of the
Buyer's Percentage Factor of any Servicing Fee due and owing;
(iii)     third, an amount equal to the Buyer's Percentage Factor
of Defaulted Receivables for the related Collection Period plus an amount equal to the Buyer's Percentage Factor of any unpaid Defaulted Receivables from prior Collection Periods shall be applied as Principal Collections in accordance with Section
2.5(d) hereof;
(iv) fourth, to the payment of any Adjustment Payments which the Transferor was required, but failed, to make under Section 2.9(a)
or any payment which the Transferor was required, but failed, to make under Section 2.9(b), in each case during the related
Collection Period or any prior Collection Period, which payment shall be applied as Principal Collections in accordance with
Section 2.5(d) below; and
(v)  fifth, to the extent any Finance Charge Collections remain after application in accordance with clauses (i) through (iv)
above, (A) if prior to the Termination Date, such excess amounts shall be (i) deposited in the Spread Account, up to the Spread
Account Cap Percentage Amount and (ii) thereafter, paid to the Transferor and (B) if on or after the Termination Date such excess amounts shall be paid to the Agent in reduction of the Net Investment, until the Net Investment has been reduced to zero and thereafter to the Transferor.
          (b) On each Remittance Date, subject to Section 2.5(c), the product of (A) the Transferor's Percentage Factor at the opening of  business on the first day of the preceding Collection  Period
and   (B)  the  aggregate  Finance  Charge  Collections  for  the preceding Collection Period shall be applied as follows:

                    (i) first, to the payment to the Collection Agent of the Transferor's Percentage Factor of any Servicing Fee due and owing;

(ii) second, an amount equal to the Transferor's Percentage
Factor of any Defaulted Receivables for the related Collection
Period and any such amount unpaid for prior Collection Periods shall be applied as Principal Collections in accordance with
Section 2.5(d) below; and
(iii)     third, any remaining amounts shall be remitted to the
Transferor.
          (c) In the event that, on any Remittance Date, the Buyer's Percentage Factor of Finance Charge Collections are insufficient to pay the sum of the amounts due and payable pursuant to (x) clause (a)(i) above, then, in such event, on such Remittance Date the entire amount of Finance Charge Collections distributable or allocable to the Transferor, up to the amount of any such insufficiency, or (y) clauses (a)(ii) through (a)(v) above, then, in such event, on such Remittance Date the amount of Finance Charge Collections distributable or allocable to the Transferor pursuant to clauses (b)(ii) and (b)(iii) above, up to the amount
of   any   such  insufficiency,  and  to  the  extent  any   such
insufficiency continues to remain, the amounts then on deposit in the Spread Account, then the amounts on deposit in the Excess Funding Account, and then the amounts distributable to the
Transferor  pursuant to Section 2.5(d), shall be reduced  by  the
amount  of  such  insufficiency, and  such  amount(s)   shall  be
applied   as   Finance  Charge  Collections  allocable   to   the
Transferred Interest and shall be applied and distributed in accordance with the priority set forth in clauses (i) through (v) of Section 2.5(a).

(d) On each Remittance Date prior to the Termination Date, (i) the Collection Agent shall allocate to the Company and/or the Bank Investors the Buyer's Percentage Factor of Principal Collections received during the related Collection Period and not previously accounted for or applied toward reinvestment in new Receivables or reduction of the Net Investment, and, at the Transferor's option, (A) pay such amount to the Transferor, for the benefit of the Company and/or the Bank Investors, and the Transferor shall apply such amount toward the purchase of additional undivided percentage interests in each Receivable pursuant to Section 2.2(b), or (B) pay such amount plus, at the Transferor's option, subject to Section 2.5(f) below, all or a portion of the amount on deposit in the Excess Funding Account, to the Agent in reduction of the Net Investment and (ii) the Collection Agent shall pay to the Transferor the portion of such Principal Collections not allocated to the Transferred Interest and remaining after any reallocations pursuant to Section 2.5(c) above.
               On  each Remittance Date on or subsequent  to  the
Termination  Date,  the Collection Agent shall  allocate  to  the
Company or the Bank Investors, as applicable, the Buyer's Percentage Factor of all Principal Collections received during the related Collection Period and not previously applied or accounted for, plus all amounts on deposit in the Excess Funding Account, and pay such amount to the Agent in reduction of the Net Investment. In the event the Termination Date occurred as a result of a Termination Event (other than a Termination Event caused  by  items  (k)  or  (l) of the definition  thereof),  the portion of such Principal Collections not allocated to the Transferred Interest and remaining after any reallocations pursuant to Section 2.5(c) above shall be distributed to the Agent in reduction of the Net Investment and, in the case of any other Termination Date, the portion of such Principal Collections not allocated to the Transferred Interest and remaining after any allocations pursuant to Section 2.5(c) above shall be distributed to the Transferor.

          (e) The Transferor shall have the option to designate a fixed or variable percentage (the "Discount Percentage") of all Principal
Receivables (without giving effect to Discount Receivables) to be treated as finance charge receivables ("Discount Receivables") in accordance with the provisions of this Section 2.5(e), and shall be applied in accordance with Section 2.5(a), which percentage shall remain fixed and in effect until such time as the Transferor has provided a subsequent designation to the Agent and the Agent shall consent thereto. The initial Discount Percentage shall equal 7.5%.

(f) On any Business Day prior to the Termination Date on which the Buyer's Percentage Factor of the aggregate Principal Receivables is equal to or greater than the Net Investment, the Transferor or Collection Agent may request that any or all amounts in the Excess Funding Account be distributed to the Transferor.
          SECTION 2.6.     Liquidation Settlement Procedures.

               On each Remittance Date occurring on and following the Termination Date, Principal Collections shall be applied in accordance with Section 2.5(d). The Agent, upon its receipt of such amounts in the Agent's account, shall distribute such amounts to the Company and/or the Bank Investors entitled thereto as set forth above; provided that if the Agent shall have insufficient funds to pay all of the above amounts in full on any such date, the Agent shall pay such amounts in the order of priority set forth above and, with respect to any such category above for which the Agent shall have insufficient funds to pay all amounts owing on such date, ratably (based on the amounts in such categories owing to such Persons) among all such Persons entitled to payment thereof.

               Following the date on which the Net Investment has been reduced to zero and all other Aggregate Unpaids have been paid in full, (i) the Collection Agent shall recompute the Buyer's Percentage Factor as zero, (ii) the Agent, on behalf of the Company and the Bank Investors, shall be deemed to have reconveyed to the Transferor all of the Agent's right, title and interest in and to the Affected Assets (including the Transferred Interest), (iii) the Collection Agent shall pay to the Transferor any remaining Collections held by the Agent or the Collection
Agent pursuant to Section 2.5 or 2.12 and (iv) the Agent, on behalf of the Company and the Bank Investors, shall execute and deliver to the Transferor, at the Transferor's expense, such documents or instruments as are necessary to terminate the Agent's interests in the Affected Assets. Any such documents shall be prepared by or on behalf of the Transferor.

          SECTION 2.7.     Fees.

               On each Remittance Date the Transferor shall pay (which payments shall be made from Collections in the order of priority set forth in Section 2.5), with respect to the preceding Collection Period, to the Company solely for its own account, the Program Fee and the Administrative Fee, and to the Agent, for distribution to the Bank Investors, the Facility Fee.

          SECTION 2.8. Protection of Ownership Interest of the Company and the Bank Investors.

          (a) The Transferor agrees that it will, and will cause the Initial Purchaser and the Seller to, from time to time, at
Transferor's   expense,   promptly  execute   and   deliver   all
instruments and documents and take all actions as may be necessary or as the Agent may reasonably request in order to perfect or protect the Transferred Interest or to enable the Agent, the Company or the Bank Investors to exercise or enforce any of their respective rights hereunder. Without limiting the foregoing, the Transferor will, and will cause the Seller and Initial Purchaser to, upon the request of the Agent, the Company or any of the Bank Investors, in order to accurately reflect this purchase and sale transaction, execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant to Section 9.7 hereof) as may be requested by the Agent, the Company or any of the Bank Investors.
The  Transferor shall, and shall cause the Initial Purchaser  and the  Seller to, upon request of the Agent, the Company or any  of the Bank Investors obtain such additional search reports as the Agent, the Company or any of the Bank Investors shall request.
To the fullest extent permitted by applicable law, the Agent shall be permitted to sign and file continuation statements and assignments thereof without the Transferor's or the Seller's
signature.   Carbon, photographic or other reproduction  of  this
Agreement or any financing statement shall be sufficient as a financing statement. The Transferor shall not, and shall not permit the Initial Purchaser or Seller to, change its respective name, identity or corporate structure (within the meaning of
Section 9-402(7) of the UCC as in effect in the States of New York, Utah, Delaware and Minnesota, as applicable, relocate its
respective   chief  executive  office  unless  it   shall   have:
(i) given the Agent at least thirty (30) days prior notice thereof and (ii) prepared at Transferor's expense and delivered to the Agent all financing statements, instruments and other documents necessary to preserve and protect the Transferred Interest or requested by the Agent in connection with such change or relocation. Any filings under the UCC or otherwise that are occasioned by such change in name or location shall be made at the expense of Transferor. The Transferor shall notify the Agent promptly after it, the Initial Purchaser or the Seller relocates any office where Records are kept of any such new location.

(b) The Transferor agrees that it will, and will cause the Seller and each other Person having possession of any Records to, at Transferor's expense, on or prior to the Closing Date indicate clearly and unambiguously in its master data processing records and on any storage containers containing Records that the Receivables created in connection with the Accounts have been conveyed to the Transferor and transferred to the Agent, for the benefit of the Company and the Bank Investors. The Transferor further agrees to deliver or to cause the Collection Agent to deliver to the Agent a computer file or microfiche list containing a true and complete list of all such Accounts, identified by account number and by Receivable balance as of the Cut-Off Date. Such file or list shall be marked as the Account Schedule delivered to the Agent as confidential and proprietary, and is hereby incorporated into and made a part of this Agreement. The Transferor agrees to deliver or to cause the Collection Agent to deliver to the Agent within five (5) Business Days of the request therefor by the Agent a computer file or microfiche list containing a true and complete list of all Accounts, including all Related Accounts created on or after the Cut-Off Date, in existence as of the last day of the prior Collection Period, identified by account number and by Receivable balance as of the last day of the prior Collection Period. Such file or list shall be marked as the Account Schedule delivered to the Agent as confidential and proprietary, shall replace the previously delivered Account Schedule and shall be incorporated into and made a part of this Agreement. The Collection Agent agrees, on behalf of the Transferor, at its own expense, by the end of each Collection Period in which any Accounts or Related Accounts have been originated to indicate clearly and unambiguously in its master data processing records and any storage containers containing Records that the Receivables created in connection with such Accounts have been conveyed to the Transferor and transferred to the Agent, for the benefit of the Company and the Bank Investors, pursuant to this Agreement.
          SECTION 2.9.     Application of Payments.

          (a) If on any day any Receivable is either (x) reduced or canceled as a result of any defective, rejected or returned merchandise or services, any discount, credit, rebate, dispute, warranty claim, chargeback, allowance or any billing or other adjustment, or (y) reduced or canceled as a result of a setoff or offset in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated
transaction  and  whether  such  reduction  or  cancellation   is
effected through the granting of credits against the applicable Receivables or by the issuance of a check or other payment in respect of, and as payment for, such reduction) or (z) any other downward adjustments to the balance of such Receivable without receiving Collections therefor and prior to such Receivable
becoming   a   Defaulted  Receivable,  then  such  amount   shall
thereafter  be  deducted  from  the  aggregate  balance  of   the
Receivables and the Principal Receivables. If such reduction would result in a Buyer's Percentage Factor greater than the Maximum Buyer's Percentage Factor, the Transferor shall pay (or
direct   the   Servicer   to  pay  from   Collections   otherwise
distributable to the Transferor) to the Agent an amount (the payment of such amount is herein referred to as an "Adjustment Payment") equal to the amount that, when (A) deposited into the Excess Funding Account or (B) applied in reduction of the Net Investment, will result in a Buyer's Percentage Factor less than
or  equal  to  the  Maximum Buyer's Percentage  Factor.   At  the
Transferor's election, such amount shall be (A) deposited into the Excess Funding Account or (B) applied by the Agent to the reduction of the Net Investment.

(b) If on any day any of the representations or warranties set forth in (x) Section 3.1 (d), (j), (l) or (s) or Section 3.3(f) was or becomes untrue with respect to a Receivable or (y) Section 3.1(e) or Section 3.3(d) was or becomes untrue with respect to the existence or amount of any Receivable (whether, in any case, on or after the date of any transfer of an interest therein to the Agent, the Company or the Bank Investors as contemplated hereunder), then such Receivable shall thereafter not be included in any calculation of the outstanding Receivables or the Principal Receivables; provided, however, that if such representations and warranties shall on any day thereafter be true and correct in all material respects as if such Receivable had then been created, such Receivable shall be eligible for purchase hereunder. If such reduction would result in a Buyer's Percentage Factor greater than the Maximum Buyer's Percentage Factor, the Transferor shall pay (or direct the Servicer to pay from Collections otherwise distributable to the Transferor) to the Agent an amount equal to the amount that, when (A) deposited into the Excess Funding Account or (B) applied in reduction of the Net Investment, will result in a Buyer's Percentage Factor less than or equal to the Maximum Buyer's Percentage Factor. At the Transferor's election, such amount shall be (A) deposited into the Excess Funding Account or (B) applied by the Agent to the reduction of the Net Investment.
          SECTION 2.10.    Payments and Computations, Etc.

               All amounts to be paid or deposited by the Transferor or the Collection Agent hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (New York City time) on the day when due in immediately available funds; if such amounts are payable to the Agent (whether on behalf of the Company or any Bank Investor or otherwise) they shall be paid or deposited in the account indicated in Section 10.3 hereof, until otherwise notified by the Agent. The Transferor shall, to the extent permitted by law, pay to the Agent, for the benefit of the Company and the Bank Investors upon demand, interest on all amounts not paid or deposited when due hereunder at a rate equal to 2% per annum plus the Base Rate. All computations of interest and all per annum fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Any computations by the Agent of amounts payable by the Transferor hereunder shall create a rebuttable presumption of correctness.

          SECTION 2.11.    Reports.

          (a) Prior to each Determination Date after the Closing Date, beginning with the November 18, 1997 Determination Date, the Collection Agent shall prepare and forward to the Agent (i) an Investor Report as of the end of the last day of the immediately preceding month, (ii) if requested by the Agent, a listing by Obligor of all Receivables together with an aging of such Receivables and (iii) such other information as the Agent may reasonably request.

(b) On or before the date of an Incremental Transfer, the Collection Agent shall prepare and forward to the Agent an Additional Investment Certificate, reporting the Principal
Receivables, the Buyer's Percentage Factor, the Spread Account
Cap Percentage Amount, the amount on deposit in the Spread
Account and such other information as the Agent may request (i) as of the close of business on the Business Day preceding the date of the requested Incremental Transfer, beginning on or after March 3, 1998, and (ii) as of the close of business on the second
Business Day preceding the date of the Incremental Transfer, through March 2, 1998.
          SECTION 2.12. Collection Account, Spread Account and Excess Funding Account.

          (a) There shall be established on the day of the initial Incremental Transfer hereunder and maintained with the Agent, a
segregated   account  (the  "Collection  Account"),   bearing   a
designation clearly indicating that the funds deposited therein are held for the benefit of the Agent, on behalf of the Company and the Bank Investors. The Collection Agent shall remit daily but in any event within forty-eight hours of receipt to the
Collection  Account,  (a)  if  prior  to  the  occurrence  of   a
Termination Event (or during the occurrence of a Termination Event listed in clause (k) or (l) of Section 7.1) the Buyer's Percentage Factor of all Finance Charge Collections, and (b) if on or after the occurrence of a Termination Event (except those listed in clause (k) or (l) of Section 7.1), all Collections received with respect to any Receivables. For purposes of this
Section  2.12(a),  the  Buyer's  Percentage  Factor  during   any
Collection Period shall be the Buyer's Percentage Factor at the opening of business on the first day of such Collection Period. Funds on deposit in the Collection Account (other than investment earnings) shall be invested by the Agent in Eligible Investments that will mature so that such funds will be available prior to
the   Remittance  Date  following  such  investment.    On   each
Remittance Date, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be applied as if such amounts were the Buyer's Percentage Factor of Finance Charge Collections. On the date on which the Net Investment and all Aggregate Unpaids have been paid in full, any funds remaining on deposit in the Collection Account shall be paid to the Transferor.

(b) (i) There shall be established on the Closing Date hereunder and maintained with the Agent a segregated account (the "Spread Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Agent, on behalf of the Company and the Bank Investors. On each Determination Date, the Spread Account Cap Percentage Amount for such Determination Date shall be calculated by the Agent. If the funds on deposit in the Spread Account on such Determination Date are less than the Spread Account Cap Percentage Amount, Collections shall be deposited into the Spread Account on the next succeeding Remittance Date in accordance with Section 2.5 up to the Spread Account Cap Percentage Amount.
          (ii) Funds on deposit in the Spread Account (other than investment earnings) shall be invested by the Agent in Eligible Investments that will mature so that funds will be available prior to the Remittance Date following such investment. On each Remittance Date, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Spread Account shall be applied as if such amounts were the Buyer's Percentage Factor of Finance Charge Collections. On the date on which the Net Investment and all Aggregate Unpaids have been paid in full, any funds remaining on deposit in the Spread Account shall be paid to the Transferor.

          (c) (i) There shall be established on the Closing Date hereunder and maintained with the Agent either a separate, segregated account or a subaccount of the Collection Account (the
"Excess   Funding   Account"),  bearing  a  designation   clearly
indicating  that  the funds deposited therein are  held  for  the benefit  of  the  Agent, on behalf of the Company  and  the  Bank
Investors.   In the event that on any day the Buyer's  Percentage
Factor  exceeds  the  Maximum  Buyer's  Percentage  Factor,   the
Collection Agent shall remit to the Excess Funding Account an amount of Principal Collections which would cause the Buyer's Percentage Factor not to exceed the Maximum Buyer's Percentage Factor.

          (ii) Funds on deposit in the Excess Funding Account (other than investment earnings) shall be invested by the Agent at the direction of the Collection Agent in Eligible Investments that will mature so that funds will be available prior to the Remittance Date following such investment. On each Remittance Date, all funds on deposit in the Excess Funding Account shall be available to make any payments required to be made from the Excess Funding Account in accordance with Section 2.5. On the date on which the Net Investment and all Aggregate Unpaids have been paid in full, any funds remaining on deposit in the Excess Funding Account shall be paid to the Transferor.

          SECTION 2.13.    Sharing of Payments, Etc.

               If the Company or any Bank Investor (for purposes of this Section only, being a "Recipient") shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Transferred Interest owned by it (other than pursuant to Section 2.7, or
Article VIII and other than as a result of the differences in the timing of the applications of Collections pursuant to Section 2.5 or 2.6) in excess of its ratable share of payments on account of Transferred Interest obtained by the Company and/or the Bank Investors entitled thereto, such Recipient shall forthwith purchase from the Company and/or the Bank Investors entitled to a share of such amount participations in the Percentage Interests owned by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person entitled thereto; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person's ratable share (according to the proportion of (a) the amount of such other Person's required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

          SECTION 2.14.    Right of Setoff.

               Without  in  any  way limiting the  provisions  of
Section 2.13, each of the Company and the Bank Investors is hereby authorized (in addition to any other rights it may have) at any time after the occurrence of the Termination Date or during the continuance of a Potential Termination Event to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits held by the Company or such Bank Investor in the Collection Account, the Excess Funding Account or the Spread Account to, or for the account of, the Transferor against the amount of the Aggregate Unpaids owing by the Transferor to such Person or to the Agent on behalf of such Person (even if contingent or unmatured).


                          ARTICLE I II

                 REPRESENTATIONS AND WARRANTIES

          SECTION 3.

          SECTION 3.1.     Representations and Warranties of the
          Transferor.

               The Transferor represents and warrants to the Agent, the Company and the Bank Investors that:

          (a)  Corporate Existence and Power.

               The Transferor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. The Transferor is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

          (b)  Corporate and Governmental Authorization; Contravention.

               The execution, delivery and performance by the Transferor of this Agreement, the Receivables Purchase Agreement to which it is a party, the Fee Letter, the Certificate, the Transfer Certificate and the other Transaction Documents to which the Transferor is a party are within the Transferor's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof (except as contemplated by
Section 2.8 hereof), and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the Certificate of Incorporation or Bylaws of the Transferor or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon the Transferor or result in the creation or imposition of any Adverse Claim on the assets of the Transferor or any of its Subsidiaries (except as contemplated by Section 2.8 hereof).

          (c)  Binding Effect.

               Each of this Agreement, the Receivables Purchase Agreements to which it is a party, the Fee Letter, the Certificate and the other Transaction Documents to which the Transferor is a party constitutes, and the Transfer Certificate upon payment of the Transfer Price set forth therein will constitute, the legal, valid and binding obligation of the Transferor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

          (d)  Perfection.

               Immediately preceding each Transfer hereunder, the Transferor shall be the lawful owner of all of the Receivables, free and clear of all Adverse Claims. On or prior to each Transfer and each recomputation of the Transferred Interest, all financing statements and other documents required to be recorded or filed in order to perfect and protect Agent's Transferred Interest against all creditors of and purchasers from the Transferor, the Initial Purchaser and the Seller will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

          (e)  Accuracy of Information.

               All information heretofore furnished by or on behalf of the Seller, the Collection Agent or the Transferor (including without limitation, the Investor Reports, any reports delivered pursuant to Section 2.11 hereof and the Transferor's financial statements) to the Company, any Bank Investors or the Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Transferor to the Company, any Bank Investors, the Agent or the Agent will be, true, accurate and complete in every material respect, on the date such information is stated or certified.

          (f)  Tax Status.

               The Transferor has filed all tax returns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges, except to the extent it is contesting any such payment in good faith, through appropriate proceedings and after having set aside adequate reserves therefor.

          (g)  No Actions, Suits.

               There are no actions, suits or proceedings pending or, to the knowledge of the Transferor, threatened against or affecting the Transferor, the Seller or the Initial Purchaser or their respective properties, in or before any court, arbitrator or other body, which question the validity of the transactions contemplated hereby or which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (h)  Use of Proceeds.

               No proceeds of any Transfer will be used by the Transferor to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

          (i)  Place of Business.

               The principal place of business and chief executive office of the Transferor are located at the address of the Transferor indicated in Section 10.3 hereof and the offices where the Transferor keeps all its Records, are located in Salt Lake City, Utah, Omaha, Nebraska, Hennepin County, Minnesota, Tulsa, Oklahoma and St. Cloud, Minnesota and such other addresses as are described on Exhibit G or such other locations notified to the Company in accordance with Section 2.8 hereof in jurisdictions where all action required by Section 2.8 hereof has been taken and completed.

          (j)  Good Title.

               Upon each Transfer and each recomputation of the Transferred Interest, the Agent shall acquire a valid and perfected first priority undivided percentage ownership interest to the extent of the Transferred Interest or a first priority perfected security interest in each Receivable that exists on the date of such Transfer and recomputation and in the Collections with respect thereto free and clear of any Adverse Claim.

          (k)  Tradenames, Etc.

               Except as set forth on Exhibit H, as amended from time to time, (i) the Transferor's chief executive office is located at the address for notices set forth in Section 10.3 hereof; (ii) the Seller has no subsidiaries or divisions; and
(iii) the Transferor has, within the last five (5) years, operated only under its legal name, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (the "Bankruptcy Code").

          (l)  Nature of Receivables.

               Each Receivable (x) represented by the Transferor or the Collection Agent to be an Eligible Receivable (including in  any  Investor  Report or other report delivered  pursuant  to
Section  2.11  hereof)  or (y) included  in  the  calculation  of
Principal  Receivables  in  fact  satisfies  at  such  time   the
definition thereof.

          (m)  Coverage Requirement; Amount of Receivables.

               The Buyer's Percentage Factor does not exceed the Maximum Buyer's Percentage Factor. As of the Cut-Off Date, the aggregate outstanding balance of the Principal Receivables in existence was $367,560,721.04.

          (n)  Collections and Servicing.

               Since July 29, 1997, there has been no material adverse change in the ability of the Collection Agent (to the extent it is the Seller, the Transferor or any Subsidiary or Affiliate of any of the foregoing) to service and collect the Receivables.

          (o)  No Termination Event.

               No event has occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event.

          (p)  Not an Investment Company.

               The Transferor is not, and is not controlled by, an "investment company" within the meaning of the Investment
Company Act of 1940, as amended, or is exempt from all provisions of such Act.

          (q)  ERISA.

               Each of the Transferor and its ERISA Affiliates is in compliance in all material respects with ERISA and no lien exists in favor of the Pension Benefit Guaranty Corporation on any of the Receivables.

          (r)  Bulk Sales.

               No transaction contemplated hereby or by the Receivables Purchase Agreements requires compliance with any bulk sales act or similar law.

          (s)  Transfers under Receivables Purchase Agreements.

               Each Receivable which has been transferred to the Transferor by the Initial Purchaser and to the Initial Purchaser by the Seller has been purchased, respectively, by the Transferor from the Initial Purchaser and by the Initial Purchaser from the Seller pursuant to, and in accordance with, the terms of the respective Receivables Purchase Agreements. The Affected Assets have been conveyed by DMCCB to the Initial Purchaser pursuant to the Receivables Purchase Agreement between DMCCB and the Initial Purchaser.

          (t)  Preference; Voidability.

               The Transferor and the Initial Purchaser shall have given reasonably equivalent value to the Initial Purchaser and the Seller, respectively, in consideration for the transfer to the Transferor and the Initial Purchaser of the Receivables from the Initial Purchaser and the Seller, respectively, and each such transfer shall not have been made for or on account of an antecedent debt owed by the Initial Purchaser to the Transferor or Seller to the Initial Purchaser, respectively, and no such transfer is or may be voidable under any Section of the Bankruptcy Code.

          (u)  Representations and Warranties of the Seller.

               Each of the representations and warranties of the Seller and Initial Purchaser set forth in the Receivables Purchase Agreements and of the Seller, Initial Purchaser and the Transferor in each other Transaction Document are true and correct in all material respects and the Transferor hereby remakes all such representations and warranties for the benefit of the Company, the Bank Investors and the Agent. Any document, instrument, certificate or notice delivered to the Company hereunder shall be deemed a representation and warranty by the Transferor.

          SECTION 3.2. Reaffirmation of Representations and Warranties by the Transferor.

               On each day that a Transfer is made hereunder, the
Transferor, by accepting the proceeds of such Transfer, whether delivered to the Transferor pursuant to Section 2.2(a) or Section
2.5 hereof, shall be deemed to have certified that all representations and warranties described in Section 3.1 hereof are correct on and as of such day as though made on and as of such day. Each Incremental Transfer shall be subject to the further condition precedent that prior to the date of such Incremental Transfer, the Collection Agent shall have delivered to the Agent, in form and substance satisfactory to the Agent a completed Additional Investment Certificate, together with such additional information as may be reasonably requested by the Agent; and the Transferor shall be deemed to have represented and warranted that such conditions precedent have been satisfied.

          SECTION 3.3.     Representations and Warranties of the Collection
          Agent.

               The Collection Agent represents and warrants to the Company and the Bank Investors that:

          (a)  Corporate Existence and Power.

               The Collection Agent is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. The Collection Agent is duly qualified to do business in, and is in good standing (or is exempt from such requirements) in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

          (b)  Corporate and Governmental Authorization; Contravention.

               The execution, delivery and performance by the Collection Agent of this Agreement are within the Collection Agent's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof, and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the Articles of Association or Bylaws of the Collection Agent or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon the Collection Agent or result in the creation or imposition of any Adverse Claim on the assets of the Collection Agent or any of its Subsidiaries (except as contemplated by Section 2.8).

          (c)  Binding Effect.

               This Agreement constitutes the legal, valid and binding obligation of the Collection Agent, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors and as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

          (d)  Accuracy of Information.

               All information heretofore furnished by the Collection Agent to the Agent, the Company, any Bank Investor or the Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Collection Agent to the Agent, the Company, any Bank Investor or the Agent will be, true and accurate in every material respect, on the date such information is stated or certified.

          (e)  Actions, Suits.

               There are no actions, suits or proceedings pending, or to the knowledge of the Collection Agent threatened, against or affecting the Collection Agent or its respective properties, in or before any court, arbitrator or other body, which may, individually or in the aggregate, have a Material Adverse Effect.

          (f)  Nature of Receivables.

               Each Receivable included in the calculation of the
Principal  Receivables  in  fact  satisfies  at  such  time   the
definition of "Eligible Receivable".

          (g)  Amount of Receivables.

               As  of the Cut-Off Date, the aggregate outstanding
balance   of   the   Principal  Receivables  in   existence   was
$367,560,721.04.

          (h)  Collections and Servicing.

               Since July 29, 1997, there has been no material adverse change in the ability of the Collection Agent to service and collect the Receivables.

          (i)  Not an Investment Company.

               The Collection Agent is not, and is not controlled by, an "investment company" within the meaning of the Investment
Company Act of 1940, as amended, or is exempt from all provisions of such Act.

          (j)  Tax Status.

               The Collection Agent has filed all tax returns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges, except to the extent it is contesting any such payment in good faith, through appropriate proceedings and after having set aside adequate reserves therefor.

          (k)  ERISA.

               The Collection Agent is in compliance in all material respects with ERISA.

          (l) Chief Executive Office. Its chief executive office for purposes of Article 9 of the UCC is located as specified below its name in Section 10.3.


                           ARTICLE I V

                      CONDITIONS PRECEDENT

SECTION 4.     Do not remove this number

          SECTION 4.1.     Conditions to Closing.

               On or prior to the date of execution hereof, the Transferor shall deliver to the Agent the following documents, instruments and fees, all of which shall be in a form and substance acceptable to the Agent:

          (a) A copy of the resolutions of the Board of Directors of the Transferor certified by its Secretary approving the execution, delivery and performance by the Transferor of this Agreement, the Receivables Purchase Agreement to which it is a party and the other Transaction Documents to be delivered by the Transferor hereunder or thereunder.

(b) A copy of the resolutions of the Board of Directors of each of the Seller and the Initial Purchaser, certified by its Secretary, approving the execution, delivery and performance by the Seller and the Initial Purchaser of this Agreement, the Receivables Purchase Agreements and the other Transactions
Documents to be delivered by the Seller and the Initial Purchaser hereunder or thereunder.
(c) The Certificate of Incorporation of the Transferor certified by the Secretary of State or other similar official of the Transferor's jurisdiction of incorporation.
(d) The Articles of Association of the Seller, certified by the Seller's corporate secretary, and the Certificate of Incorporation of the Initial Purchaser, certified by the Secretary of State or other similar official of the Initial
Purchaser's jurisdiction of incorporation.
(e)  A Good Standing Certificate for the Transferor issued by the
Secretary of State or a similar official of the Transferor's jurisdiction of incorporation, dated a date reasonably prior to the Closing Date.
(f) A Good Standing Certificate for the Initial Purchaser issued by the Secretary of State or a similar official of its jurisdiction of incorporation, dated a date reasonably prior to the Closing Date.
(g) A Certificate of an officer of the Transferor, Seller and Initial Purchaser as to the truth of representations and warranties on the Closing Date, and a certificate of the Secretary of each of the Transferor, Seller and the Initial
Purchaser as to the incumbency of all officers signing
Transaction Documents on their behalf, with such attachments, and including such other matters, as are requested by the Agent.
(h) Copies of proper financing statements (Form UCC-1), dated a date reasonably near to the date of the initial Incremental
Transfer naming the Transferor as the debtor in favor of the Agent, for the benefit of the Company and the Bank Investors, as secured party or other similar instruments or documents as may be necessary or in the reasonable opinion of the Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Agent's undivided percentage interest in all Receivables and Collections relating thereto.
(i) Copies of proper financing statements (Form UCC-1), (x) naming the Seller as the debtor in favor of the Initial Purchaser as secured party, which were filed in respect of the Receivables
Purchase Agreement between such parties, and (y) dated a date reasonably near to the date of the initial Incremental Transfer, naming the Initial Purchaser as the debtor in favor of the Transferor as secured party, or other similar instruments or documents as may be necessary or in the reasonable opinion of the Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Transferor's and the Initial
Purchaser's ownership interest in all Receivables.
(j) Copies of proper financing statements (Form UCC-3), if any, necessary to terminate all security interests and other rights of any person in Receivables previously granted by Transferor.
(k) Copies of proper financing statements (Form UCC-3), if any, necessary to terminate all security interests and other rights of any person in Receivables previously granted by Mercantile, the Seller or the Initial Purchaser.
(l)  Certified copies of request for information (Form UCC-11)
(or a similar search report certified by parties acceptable to the Agent) dated a date reasonably near the date of the initial
Incremental Transfer listing all effective financing statements which name the Transferor, the Seller or the Initial Purchaser
(under their respective present names and any previous names) as debtor and which are filed in jurisdictions in which the filings were made pursuant to items (h) or (i) above together with copies of such financing statements (none of which shall cover any Receivables or Accounts except for those referred to in clause
(i)(x) above).
(m) An opinion of in-house counsel to the Transferor, the Collection Agent, the Seller and the Initial Purchaser, covering the matters requested by the Agent.
(n) A copy of an executed notice to Bank of New York excluding the Receivables from being conveyed pursuant to a certain receivables purchase agreement between the Initial Purchaser and Metris Receivables Inc.
(o) An opinion of Faegre & Benson LLP, counsel to the Transferor and the Initial Purchaser, covering certain bankruptcy and insolvency matters (i.e. "true sale" and "non-consolidation").
(p)  An opinion of Van Cott, Bagley, Cornwall & McCarthy, special
Utah counsel to the Seller, as to the perfection and priority of the security interest created under the Receivables Purchase
Agreement between the Seller and the Initial Purchaser.
          (q) A letter addressed to the Agent from Dorsey & Whitney LLP, updating and entitling the Agent to rely on their opinion of June
2, 1997 as to the enforceability of the security interest referred to in clause (p) above notwithstanding any insolvency of the Seller.

(r)  An opinion of Dorsey & Whitney LLP, counsel to the Initial
Purchaser and the Transferor, covering the perfection and priority of security interests under this Agreement and the Receivables Purchase Agreement between the Initial Purchaser and the Transferor and the creation of security interests under the Receivables Purchase Agreement between DMCCB and the Initial
Purchaser.
          (s) A computer tape setting forth as of the Cut-Off Date all Receivables and the Receivables balances thereon and such other information as the Agent may reasonably request.

(t) An executed copy of this Agreement, the Receivables Purchase Agreements, the Fee Letter and each of the other Transaction Documents to be executed by the Seller, the Initial Purchaser or the Transferor.
(u)  The Transfer Certificate, duly executed by the Transferor.
(v) The Certificate, duly executed by the Transferor and appropriately completed.
(w)  An Agreement Fee to the Agent solely for its own account.
(x) Evidence that the Spread Account has been established in accordance with Section 2.12(b) hereof.
(y) All documents pursuant to which the Receivables have been sold by Mercantile to the Seller.
(z) Such other documents, instruments, certificates and opinions as the Agent shall reasonably request.



                            ARTICLE V

                            COVENANTS

SECTION 5.

          SECTION 5.1.     Affirmative Covenants of Transferor.

               At all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Net Investment has been reduced to zero and all other Aggregate Unpaids shall have been paid in full, in cash, unless the Agent shall otherwise consent in writing:

          (a)  Financial Reporting.

               The Transferor will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Agent:

                    (i)  Annual Reporting.

                    Within one hundred (100) days after the close
          of the Initial Purchaser's fiscal years, audited financial statements, prepared in accordance with GAAP on a consolidated basis for the Initial Purchaser and its Subsidiaries, in each case, including balance sheets as of the end of such period, related statements of income and cash flows, accompanied by an opinion (which shall not be qualified in any material respect) of a "Big Six" independent certified public accounting firm, prepared in accordance with generally accepted auditing standards and by a certificate of said accountants that, in the course of the foregoing, they have obtained no knowledge of any Termination Event or Potential Termination Event, or if, in the opinion of such accountants, any Termination Event or Potential Termination Event shall exist, stating the nature and status thereof.

                    (ii) Quarterly Reporting.

                    Within fifty (50) days after the close of the first three quarterly periods of the Initial Purchaser's fiscal years, for the Initial Purchaser and its Subsidiaries, in each case, consolidated unaudited balance sheets as at the close of each such period and consolidated related statements of income and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all as contained in the Initial Purchaser's filing with the Securities and Exchange Commission on Form 10-Q.

                    (iii)     Compliance Certificate.

                    Together with the financial statements required hereunder, a compliance certificate signed by the Initial Purchaser's chief financial officer stating that (x) the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition of the Initial Purchaser and its Subsidiaries and (y) to the best of such Person's knowledge, no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof.

                    (iv) Notice of Termination Events or Potential Termination Events.

                    As soon as possible and in any event within two (2) days after the occurrence of each Termination Event or each Potential Termination Event, a statement of the chief financial officer or chief accounting officer of the Transferor setting forth details of such Termination Event or Potential Termination Event and the action which the Transferor proposes to take with respect thereto.

                    (v)  Change in Credit and Collection Policy and Debt
         Ratings.

                    Within five (5) days after the date of any change in the Transferor's, the Seller's or the Initial Purchaser's public or private debt ratings, if any, a written certification of the Transferor's, the Seller's or the Initial Purchaser's public and private debt ratings after giving effect to any such change.

                    (vi) ERISA.

                    Promptly   after  the  filing  or   receiving
          thereof, copies of all reports and notices with respect to any Reportable Event (as defined in Article IV of ERISA) which the Transferor, the Initial Purchaser, the Seller or any ERISA Affiliate of the Transferor, the Initial Purchaser or the Seller files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Transferor, the Initial Purchaser, the Seller or any ERISA Affiliates of the Transferor, the Initial Purchaser, or the Seller receives from the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor.

                    (vii)     Other Information.

                    Such other information (including non-financial information) as the Agent or the Agent may from time to time reasonably request with respect to the Seller, the Initial Purchaser, the Transferor or any Subsidiary of any of the foregoing.

          (b)  Conduct of Business.

               The  Transferor  will carry  on  and  conduct  its
business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, and will do, and cause the Initial Purchaser and the Seller to do, all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

          (c)  Compliance with Laws.

               The Transferor will, and will cause each of the Seller and the Initial Purchaser to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it or its respective properties may be subject, where the failure to comply with the foregoing could be reasonably expected to have a Material Adverse Effect.

          (d)  Furnishing of Information and Inspection of Records.

               The  Transferor will, and will cause each  of  the
Seller and the Initial Purchaser, furnish to the Agent from time to time such information with respect to the Receivables as the Agent may reasonably request, including, without limitation, listings identifying the Obligor and the outstanding balance for each Receivable. The Transferor will, and will cause each of the Seller and the Initial Purchaser to, at any time and from time to time during regular business hours and after reasonable notice permit the Agent, or its agents or representatives, (i) to examine and make copies of and take abstracts from all Records and (ii) to visit the offices and properties of the Transferor, the Initial Purchaser or the Seller, as applicable, for the purpose of examining such Records, and to discuss matters relating to Receivables or the Transferor's, the Initial Purchaser's or the Seller's performance hereunder and under the other Transaction Documents to which such Person is a party with any of the officers, directors, employees or independent public accountants of the Transferor, the Initial Purchaser or the Seller, as applicable, having knowledge of such matters.

          (e)  Keeping of Records and Books of Account.

               The  Transferor will, and will cause  the  Initial
Purchaser and the Seller to, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable).

          (f)  Performance and Compliance with Receivables and Accounts.

               The Transferor, at its expense, will, and will cause the Seller and Initial Purchaser to, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by the Transferor, Initial Purchaser or the Seller under the Accounts related to the Receivables.

          (g)  Credit and Collection Policies.

               The Transferor will, and will cause the Seller, Initial Purchaser and the Collection Agent to, comply with the Credit and Collection Policy in regard to the Receivables and the related Accounts, except insofar as any failure to so comply could not be reasonably expected to impair the collectibility of the Receivables, on the whole, or a substantial amount thereof, or otherwise have a Material Adverse Effect.

          (h)  Collections Received.

               The Transferor shall, and shall cause the Seller and the Collection Agent to, hold in trust, and deposit, immediately, but in any event not later than forty-eight (48) hours of its receipt thereof, to the Collection Account all Collections received from time to time by the Transferor, Initial Purchaser or the Seller, as the case may be, in accordance with
Section 2.12(a).

          (i)  Sale Treatment.

               The Transferor will not (i) and will not permit the Seller or the Initial Purchaser to, account for (including for accounting and tax purposes), or otherwise treat, the transactions contemplated by the Receivables Purchase Agreements in any manner other than as a sale of Receivables by the Seller to the Initial Purchaser or by the Initial Purchaser to the Transferor, or (ii) account for (other than for tax purposes) or otherwise treat the transactions contemplated hereby in any manner other than as a sale of Receivables by the Transferor to the Agent on behalf of the Company or the Bank Investors, as applicable. In addition, the Transferor shall, and shall cause the Seller and the Initial Purchaser to, disclose (in a footnote or otherwise) in all of their respective financial statements (including any such financial statements consolidated with any other Persons' financial statements) the existence and nature of the transaction contemplated hereby and by the Receivables Purchase Agreements and the interest of the Transferor (in the case of the Initial Purchaser's financial statements) and the Agent, on behalf of the Company and the Bank Investors, in the Affected Assets.

          (j)  Separate Existence

               The Transferor shall at all times (a) to the extent the Transferor's office is located in the offices of the
Seller or any Affiliate of the Seller, pay fair market rent for its executive office space located in the offices of the Seller or any Affiliate of the Seller, (b) have at all times at least two members of its board of directors which are not and have never been employees, officers or directors of the Seller or any Affiliate of the Seller or of any creditor of the Seller or any Affiliate of the Seller and are persons who are familiar and have experience with asset securitization, (c) maintain the Transferor's books, financial statements, accounting records and other corporate documents and records separate from those of the Seller or any other entity and maintain separate accounts, (d) not commingle the Transferor's assets with those of the Seller or any other entity, (e) act solely in its corporate name and through its own authorized officers and agents, (f) make investments directly or by brokers engaged and paid by the Transferor or its agents (provided that if any such agent is an Affiliate of the Transferor it shall be compensated at a fair market rate for its services), (g) separately manage the
Transferor's liabilities from those of the Seller or any Affiliates of the Seller and pay its own liabilities, including all administrative expenses, from its own separate assets, except that the Seller may pay the organizational expenses of the Transferor, (h) pay from the Transferor's assets all obligations and indebtedness of any kind incurred by the Transferor, and (i) take no actions which may mislead third parties as to the separate corporate identities and separate assets and liabilities of the Seller, the Initial Purchaser and the Transferor. The Transferor shall abide by all corporate formalities, including the maintenance of current minute books, and the Transferor shall cause its financial statements to be prepared in accordance with generally accepted accounting principles in a manner that indicates the separate existence of the Transferor and its assets and liabilities. The Transferor shall (i) pay all its liabilities, (ii) not assume the liabilities of the Seller or any Affiliate of the Seller, (iii) not lend funds or extend credit to the Seller except pursuant to the Receivables Purchase Agreements in connection with the purchase of Receivables thereunder and (iv) not guarantee the liabilities of the Seller or any Affiliates of the Seller. The officers and directors of the Transferor (as appropriate) shall make decisions with respect to the business and daily operations of the Transferor independent of and not dictated by any controlling entity. The Transferor shall not engage in any business not permitted by its Certificate of Incorporation.

          (k)  Corporate Documents.

               The Transferor shall only amend, alter, change or repeal its Certificate of Incorporation and the Receivables
Purchase Agreements with the prior written consent of the Agent, which consent shall not be unreasonably withheld.

          (l)  Payment to the Initial Purchaser.

               With respect to any Receivable sold by the Initial Purchaser to the Transferor, the Transferor shall, and shall cause the Initial Purchaser to, effect such sale under, and pursuant to the terms of, the applicable Receivables Purchase Agreement, including, without limitation, the payment by the Transferor to the Initial Purchaser and by the Initial Purchaser to the Seller of the purchase price for such Receivable as required by the terms of the applicable Receivables Purchase Agreement.

          SECTION 5.2.     Negative Covenants of the Transferor.

               At all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Net Investment has been reduced to zero and all other Aggregate Unpaids shall have been paid in full, in cash, unless the Agent shall otherwise consent in writing:

          (a)  No Sales, Liens, Etc.

               Except as otherwise provided herein and in the Receivables Purchase Agreements, the Transferor will not, and will not permit the Initial Purchaser or the Seller to, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to any of the Affected Assets, or assign any right to receive income in respect thereof.

          (b)  No Extension or Amendment of Receivables.

               Except  as  otherwise  permitted  in  Section  6.2
hereof, the Transferor will not, and will not permit the Seller to, extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Account related thereto. The Transferor further covenants that, except as otherwise required by law (or as is deemed by the Seller to be necessary in order to maintain its credit card business on a competitive basis), it shall not, and shall not cause or otherwise permit the Collection Agent at any time to reduce the periodic finance charges assessed on any Receivable or other fees on any Account if, as a result of such reduction, the reasonable expectation of the Net Portfolio Yield as of such date would be less than 2.00% and unless (i) such reduction is made applicable to the comparable segment of the consumer revolving credit accounts owned and serviced by the Collection Agent that have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change or (ii) if it does not own such a comparable segment, it will not make any such change with the intent to materially benefit itself over the Company and the Bank Investors.

          (c)  No Change in Business or Credit and Collection Policy.

               The Transferor will not make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of the Receivables or otherwise have a Material Adverse Effect.

          (d)  No Mergers, Etc.

               The Transferor will not, and except as otherwise permitted pursuant to the Receivables Purchase Agreements, will not permit the Seller to, (i) consolidate or merge with or into any other Person, or (ii) sell, lease or transfer all or substantially all of its assets to any other Person unless (a) the Transferor or Seller, respectively, is the surviving corporation, or the entity or Person formed by or surviving any such consolidation or merger (if other than the Transferor or Seller, respectively) or to which such sale, lease or transfer shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (b) the entity or Person formed by or surviving any such consolidation or merger (if other than the Transferor or Seller, respectively) or the entity or Person to which such sale, lease, or transfer shall have been made assumes all the obligations of the Transferor or Seller, respectively, under this Agreement and the other Transaction Documents pursuant to an agreement in form and substance satisfactory to the Agent; and
(c) immediately after such transaction, no Potential Termination Event or Termination Event exists.

          (e)  Change of Name, Etc.

               The Transferor will not, and will not permit the Seller to, change its name, identity or structure or the location of its chief executive office, unless at least 10 days prior to the effective date of any such change the Transferor or the Seller, as applicable, delivers to the Agent such documents, instruments or agreements, executed by the Transferor or the Seller, as applicable, as are necessary to reflect such change and to continue the perfection of the Agent's ownership interests or security interests in the Affected Assets.

          (f)  Amendment to Receivables Purchase Agreements.

               The Transferor will not, and will not permit the Seller to, amend, modify, or supplement the Receivables Purchase Agreements or waive any provision thereof, in each case except with the prior written consent of the Agent (which shall not be unreasonably withheld); nor shall the Transferor take, or permit the Seller to take, any other action under the Receivables Purchase Agreements that shall have a material adverse affect on the Agent, the Company or any Bank Investor or which is inconsistent with the terms of this Agreement.

          (g)  Other Debt.

               Except as provided for herein, the Transferor will not create, incur, assume or suffer to exist any indebtedness whether current or funded, or any other liability other than (i) indebtedness of the Transferor representing fees, expenses and indemnities arising hereunder or under the Receivables Purchase Agreement to which it is a party for the purchase price of such Receivables under the Receivables Purchase Agreements or under the Transfer and Administration Agreement, dated as of September 23, 1997, among the parties hereto, and (ii) other indebtedness incurred in the ordinary course of its business in an amount not to exceed $9,750 at any time outstanding.

          (h)  ERISA Matters.

               The Transferor will not, and will not permit the Seller or the Initial Purchaser to, (i) engage or permit any of its respective ERISA Affiliates to engage in any prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor; (ii) permit to exist any accumulated funding deficiency (as defined in
Section 302(a) of ERISA and Section 412(a) of the Code) or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to any Multiemployer Plan that the Transferor, the Seller, the Initial Purchaser or any ERISA Affiliate of the Transferor, the Initial Purchaser or the Seller is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (iv) terminate any Benefit Plan so as to result in any liability; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability to the Transferor, the Seller, the Initial Purchaser or any ERISA Affiliate of the Transferor, the Initial Purchaser or the Seller under ERISA or the Code.

          (i)  Performance of Account Agreements.

               The Transferor shall not, and shall not permit the Seller to fail to comply with and perform its obligations under the applicable Account Agreements relating to the Accounts and the Credit and Collection Policy except insofar as any such failure to comply or perform would not materially and adversely affect the rights of the Company, the Agent, or any Bank Investor in the Receivables or the collectibility of the Receivables. The Transferor shall not change the terms and provisions of the
Account  Agreement  or the Credit and Collection  Policy  in  any
respect  (including, without limitation, the calculation  of  the amount, and the timing, of uncollectible Receivables) with the intent to materially benefit itself over the Company, the Agent, or any Bank Investor, unless such change does not materially and adversely affect the rights of the Company, the Agent or any Bank Investor in the Receivables or the collectibility of the Receivables.

          SECTION 5.3.     Affirmative Covenants of the Collection Agent.

               At all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Net Investment has been reduced to zero and all other Aggregate Unpaids shall have been paid in full, in cash, unless the Agent shall otherwise consent in writing:

          (a)  Conduct of Business.

               The Collection Agent shall carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly chartered, validly existing and in good standing as a national banking association and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

          (b)  Compliance with Laws.

               The Collection Agent shall comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it or its respective properties may be subject which pertain to its duties hereunder and shall maintain in effect all material qualifications required by law to service the Receivables and Accounts properly.

          (c)  Furnishing of Information and Inspection of Records.

               The Collection Agent shall furnish to the Agent from time to time such information with respect to the
Receivables as the Agent may reasonably request, including, without limitation, listings identifying the Obligor and the outstanding balance for each Receivable. The Collection Agent shall, at any time and from time to time during regular business hours and upon reasonable notice permit the Agent, or its agents or representatives, (i) to examine and make copies of and take abstracts from all Records and (ii) to visit the offices and properties of the Collection Agent for the purpose of examining such Records, and to discuss matters relating to Receivables or the Transferor's, the Seller's, the Initial Purchaser's or the Collection Agent's performance hereunder and under the other Transaction Documents to which such Person is a party with any of the officers, directors, employees or independent public accountants of the Collection Agent having knowledge of such matters.

          (d)  Keeping of Records and Books of Account.

               The Collection Agent shall maintain and implement operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable).

          (e)  [Reserved]

(f)  Credit and Collection Policies.
               The Collection Agent shall comply with the Credit and Collection Policy in regard to the Receivables and each related Account, except insofar as any failure to so comply could not be reasonably expected to impair the collectibility of the Receivables, on the whole, or a substantial amount thereof, or otherwise have a Material Adverse Effect.

          (g)  No Rescission or Cancellation.

               The Collection Agent shall not permit any rescission or cancellation of a Receivable except as ordered by a court of competent jurisdiction or other governmental authority or in the ordinary course of its business and in accordance with the Credit and Collection Policy.

          (h)  Protection of Company's Rights

               The Collection Agent shall take no action, nor omit to take any action, which would impair the rights of the Company in the Receivables or the related Accounts.

          SECTION 5.4.     Negative Covenants of the Collection Agent.

               At all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Net Investment has been reduced to zero and all other Aggregate Unpaids shall have been paid in full, in cash, unless the Agent shall otherwise consent in writing.

          (a)  No Sales, Liens, Etc.

               Except as otherwise provided herein, the Collection Agent shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to (x) any of the Affected Assets or (y) any account to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof.

          (b)  No Change in Business or Credit Collection Policy.

               The Collection Agent shall not make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of the Receivables, on the whole, or otherwise have a Material Adverse Effect.

          (c)  No Extension or Amendment of Receivables.

               Except  as  otherwise  permitted  in  Section  6.2
hereof, the Collection Agent shall not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Account related thereto.

          (d)  No Mergers, Etc.

               The Collection Agent shall not (i) consolidate or merge with or into any other Person, or (ii) sell, lease or transfer all or substantially all of its assets to any other
Person, unless (a) the Collection Agent is the surviving corporation, or the entity or Person formed by or surviving any such consolidation or merger (if other than the Collection Agent) or to which such sale, lease or transfer shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (b) the entity or Person formed by or surviving any such consolidation or merger (if other than the Collection Agent) or the entity or Person to which such sale, lease or transfer shall have been made assumes all the obligations of the Collection Agent under this Agreement and the other Transaction Documents pursuant to an agreement in form and substance satisfactory to the Agent; and
(c) immediately after such transaction, no Potential Termination Event or Termination Event exists.




                           ARTICLE VI

                 ADMINISTRATION AND COLLECTIONS

SECTION 6.

          SECTION 6.1.     Appointment of Collection Agent.

               The servicing, administering and collection of the Receivables shall be conducted by such Person (the "Collection Agent") so designated from time to time in accordance with this
Section 6.1. Until the Company gives notice to the Seller of the designation of a new Collection Agent, under the circumstances set forth below, the Seller is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Collection Agent may not delegate any of its material rights, duties or obligations hereunder without prior notice to the Agent or designate a substitute Collection Agent, without the prior written consent of the Agent, and provided that in all events the Collection Agent shall continue to remain solely liable for the performance of the duties as Collection Agent hereunder notwithstanding any such delegation hereunder. The Agent may, and upon the direction of the Majority Investors the Agent shall, after the occurrence of a Collection Agent Default or any other Termination Event designate as Collection Agent any Person (including itself) to succeed the Seller or any successor Collection Agent, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Collection Agent pursuant to the terms hereof. The Agent may notify any Obligor of the Transferred Interest.

          SECTION 6.2.     Duties of Collection Agent.

          (a) The Collection Agent shall take or cause to be taken all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws,  rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.  Each of the Transferor, the Company, the Agent and the Bank Investors hereby appoints as its agent the Collection Agent, from time to time designated pursuant to Section 6.1 hereof, to enforce its respective rights and interests in and under the Affected Assets.
To the extent permitted by applicable law, each of the Transferor and the Seller (to the extent not then acting as Collection Agent hereunder) hereby grants to any Collection Agent appointed hereunder an irrevocable power of attorney to take any and all steps  in the Transferor's and/or the Seller's name and on behalf of the Transferor or the Seller necessary or desirable, in the reasonable determination of the Collection Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor's and/or the Seller's name on checks and other instruments representing Collections and enforcing such Receivables and the related Account Agreements.
The Collection Agent shall set aside for the account of the Transferor and the Agent their respective allocable shares of the Collections of Receivables in accordance with Sections 2.5 and
2.6 hereof.  The Collection Agent shall segregate and deposit  to the Agent's account the Agent's allocable share of Collections of
Receivables  when required pursuant to Article  II  hereof.   The
Transferor  shall  deliver  to  the  Collection  Agent   or   its
designee(s) and the Collection Agent or its designees shall  hold in  trust  for  the Transferor and the Agent, on  behalf  of  the
Company  and  the  Bank  Investors,  in  accordance  with   their
respective interests, all Records which evidence or relate to Receivables. The Collection Agent shall not make the Agent, the Company or any of the Bank Investors a party to any litigation without the prior written consent of such Person.

(b) The Collection Agent shall, as soon as practicable following receipt thereof, turn over to the Transferor any collections of any indebtedness of any Person which is not on account of a Receivable. If the Collection Agent is not the Transferor or the Seller or an Affiliate of the Transferor or the Seller, the Collection Agent, by giving three Business Days' prior written notice to the Agent, may revise the percentage used to calculate the Servicing Fee so long as the revised percentage will not result in a Servicing Fee that exceeds 110% of the reasonable and appropriate out-of-pocket costs and expenses of such Collection
Agent incurred in connection with the performance of its obligations hereunder as documented to the reasonable satisfaction of the Agent; provided, however, that at any time after the Buyer's Percentage Factor equals or exceeds 100%, any compensation to the Collection Agent in excess of the Servicing
Fee initially provided for herein shall be an obligation of the Transferor and shall not be payable, in whole or in part, from Collections allocated to the Company or the Bank Investors, as applicable. The Collection Agent, if other than the Transferor or the Seller or an Affiliate of the Transferor or the Seller, shall as soon as practicable upon demand, deliver to the Seller all Records in its possession which evidence or relate to indebtedness of an Obligor which is not a Receivable.
(c) On or before 100 days after the end of each fiscal year of the Collection Agent, beginning with the fiscal year ending
December 31, 1998, the Collection Agent shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Collection Agent, the Transferor, the Seller or any Affiliates of any of the foregoing) to furnish a report to the Agent to the effect that they have (i) applied certain procedures, agreed upon with the Collection Agent and the Agent and substantially as set forth in Exhibit C hereto, which would re-perform certain accounting procedures performed by the Collection Agent pursuant to certain documents and records relating to the servicing of the Accounts under this Agreement;
in addition, each report shall set forth the agreed upon procedures performed and the results of such procedures; and (ii) compared the amounts and percentages set forth in the Investor Reports forwarded by the Collection Agent pursuant to Section
2.11 during the period covered by such report with the computer reports (which may include personal computer generated reports that summarize data from the computer reports generated by either the Transferor or Collection Agent which are used to prepare the Investor Reports) which were the source of such amounts and percentages and that on the basis of such comparison, such amounts and percentages are in agreement except as shall be set forth in such report.
(d)  Notwithstanding anything to the contrary contained in this
Article VI, the Collection Agent, if not the Transferor, the Seller or any Affiliate of the Transferor or the Seller, shall have no obligation to collect, enforce or take any other action described in this Article VI with respect to any indebtedness that is not included in the Transferred Interest other than to deliver to the Transferor the collections and documents with respect to any such indebtedness as described in Section 6.2(b) hereof.
          SECTION 6.3.     Rights After Designation of New Collection
          Agent.

          At  any  time following the designation of a Collection
Agent (other than the Transferor, the Seller or any Affiliate of the Transferor or the Seller) pursuant to Section 6.1 hereof:

                    (i) The Agent may direct that payment of all amounts payable under any Receivable be made directly to the Agent or its designee.

(ii) In the event that a Termination Event has occurred, the Transferor shall, at the Agent's request and at the Transferor's expense, direct that payments be made directly by each Obligor to the Agent or its designee, and, if necessary, give notice of the Agent's, the Transferor's and/or the Bank Investors' ownership of Receivables to each Obligor.
(iii) The Transferor shall, at the Agent's request, (A) assemble all of the Records, and shall make the same available to the Agent or its designee at a place selected by the Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.
(iv) The Transferor and the Seller hereby authorize the Agent to take any and all lawful steps in the Transferor's or Seller's name and on behalf of the Transferor and the Seller necessary or desirable and reasonable, in the determination of the Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor's or Seller's name on checks and other instruments representing Collections and enforcing such Receivables and the related Account Agreements, and the Transferor and the Seller shall request any third party holding any Records to provide the Agent with access to such Records to same extent as the Transferor and Seller have such access.
          SECTION 6.4.     Collection Agent Default.

               The occurrence of any one or more of the following events shall constitute a Collection Agent Default:

          (a) the Collection Agent or, to the extent that the Transferor, the Seller or any Affiliate of the Transferor, the Seller, the
Initial  Purchaser  is  then  acting  as  Collection  Agent,  the
Transferor, the Seller, the Initial Purchaser or such  Affiliate, as  applicable,  shall fail to (i) observe or perform  any  term, covenant  or agreement to be observed or performed under  Section
5.3(a),  (f), (g) or (h) or Section 5.4(b), (c) or (d),  and  any
such   failure  to  observe  Section  5.3(a),  (g)  or   (h)   or
Section 5.4(c) shall have a Material Adverse Effect, or (ii) observe or perform any term, covenant or agreement hereunder
(other than as referred to in clause (i) or (iii) of this Section
6.4(a)) or under any of the other Transaction Documents to which such Person is a party or by which such Person is bound, which failure shall have a Material Adverse Effect and shall remain unremedied for ten (10) days, or (iii) make any payment or deposit required to be made by it hereunder when due or the Collection Agent shall fail to observe or perform any term, covenant or agreement on the Collection Agent's part to be performed under Section 2.8(b) hereof; or

          (b) any representation, warranty, certification or statement made by the Collection Agent (in the event that the Transferor, the Seller or such Affiliate is then acting as the Collection Agent) in this Agreement, the Receivables Purchase Agreements or in any of the other Transaction Documents or in any certificate or report delivered by it pursuant to any of the foregoing shall prove to have been incorrect in any material adverse respect when made or deemed made; or

(c) any event of default by the Collection Agent or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any Indebtedness greater than $10,000,000 was created or is governed, if the effect of such event of default is to cause that Indebtedness to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or
(d) any Event of Bankruptcy shall occur with respect to the Collection Agent or any of its Subsidiaries; or
(e) there shall have occurred any material adverse change in the operations of the Collection Agent since the end of the last fiscal year ending prior to the date of its appointment as Collection Agent hereunder or any other event shall have occurred which, in the commercially reasonable judgment of the Agent, materially and adversely affects the Collection Agent's ability to either collect the Receivables or to perform under this Agreement.
          SECTION 6.5. Responsibilities of the Transferor and the Seller.

               Anything herein to the contrary notwithstanding, the Transferor shall, and/or shall cause the Seller to, (i) perform all of the Seller's obligations under the Accounts related to the Receivables to the same extent as if interests in such Receivables had not been sold hereunder and under the Receivables Purchase Agreements and the exercise by the Agent, the Company and the Bank Investors of their rights hereunder and under the Receivables Purchase Agreements shall not relieve the Transferor or the Seller from such obligations and (ii) pay when due any taxes, including without limitation, any sales taxes payable in connection with the Receivables and their creation and satisfaction. Neither the Agent, the Company nor any of the Bank Investors shall have any obligation or liability with respect to any Receivable or related Accounts, nor shall it be obligated to perform any of the obligations of the Seller thereunder.





                           ARTICLE VII

                       TERMINATION EVENTS

SECTION 7.

          SECTION 7.1.     Termination Events.

               The occurrence of any one or more of the following events shall constitute a Termination Event:

          (a) the Transferor, the Seller, the Initial Purchaser or the Collection Agent shall fail to make any payment or deposit to be made by it hereunder or under the Receivables Purchase Agreements when due hereunder or thereunder, and such failure shall continue for 2 Business Days; or

          (b) any representation, warranty, certification or statement made by the Transferor in this Agreement, any other Transaction Document to which it is a party or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material adverse respect when made or deemed made and, if susceptible of being remedied, has not been remedied within 30 days thereafter; or

(c) the Transferor, or the Collection Agent, shall default in the performance of any payment, covenant or undertaking (other than those covered by clause (a) above) (i) to be performed or observed under Sections 5.1(a)(vi), 5.1(a)(vii), 5.1(b), 5.1(f),
5.1(g), 5.1(i), 5.1(k), 5.1(l), 5.2(a), (c), (d) or (g) or
Section 5.3 or (ii) to be performed or observed under any other provision hereof and such default in the case of this clause (ii) shall continue for ten (10) days; or
(d) any event of default by the Transferor, the Seller, the Initial Purchaser or any Subsidiary of the Transferor, the Seller, or the Initial Purchaser in the performance of any term, provision or condition contained in any agreement to which any such Person is a party or under which any Indebtedness owing by the Transferor, the Seller, the Initial Purchaser or any Subsidiary of the Transferor, the Initial Purchaser or the Seller greater than $10,000,000 was created or is governed if the effect of such event of default is to cause that Indebtedness to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or
(e)  any Event of Bankruptcy shall occur with respect to FCI
(provided that it continues to own 25% or more of the voting stock of the Initial Purchaser), the Transferor, the Initial
Purchaser, the Seller or any Subsidiary of any of the foregoing;
or
(f) the Transferor shall, for any reason, fail to have a valid ownership interest in the Receivables or the Agent, on behalf of the Company and the Bank Investors, shall, for any reason, fail or cease to have a valid and perfected first priority ownership or security interest in the Affected Assets free and clear of any Adverse Claims; or
(g)  a Collection Agent Default shall have occurred; or
(h) (x) either of the Receivables Purchase Agreements shall have terminated or (y) a default shall occur under either of the Receivables Purchase Agreements which has a Material Adverse
Effect; or
(i) the Transferor, the Collection Agent, the Initial Purchaser, or the Seller shall enter into any transaction or merger whereby it is not the surviving entity; or
(j) there shall have occurred any material adverse change in the operations of the Transferor or the Seller July 29, 1997 or any other Material Adverse Effect shall have occurred; or
(k) the Liquidity Provider or the Credit Support Provider shall have given notice that an event of default has occurred and is continuing under any of its respective agreements with the Company; or
(l) the Company's short-term unsecured debt shall not be rated at least "A-2" by Standard & Poor's and at least "P-2" by Moody's, respectively; or
(m) on any date (i) the Buyer's Percentage Factor shall exceed the Maximum Buyer's Percentage Factor and shall not be cured within one Business Day thereafter, (ii) the Buyer's Percentage
Factor shall equal or exceed 100% at any time or (iii) the Net
Investment plus, in the case where the Transferred Interest is held by the Company, the Interest Component of all outstanding
Related Commercial Paper, shall exceed the Facility Limit; or
(n)  the Spread Account balance shall be less than the Spread
Account Cap Percentage Amount on any Remittance Date and such deficiency shall continue to exist unremedied at the close of business on the next Remittance Date; or
(o)  the Net Portfolio Yield averaged for any three consecutive
Collection Periods shall be less than 2%; or
(p) the Initial Purchaser shall at any time cease to own, directly or indirectly, all of the outstanding capital stock of the Seller; or
          (q) any failure by FCI or any of its Affiliates (other than the Initial Purchaser and its Subsidiaries) to maintain its Benefit
Plans in accordance with ERISA or the occurrence of any event of the type set forth in clauses (i) through (v) of Section 5.2(h) with respect to any such entity which, in any case, results in a lien on the Receivables or otherwise has a Material Adverse
Effect.



          SECTION 7.2.   Termination.

          (a) Upon the occurrence of any Termination Event the Agent may, or at the direction of the Majority Investors shall, by notice to the Transferor and the Collection Agent declare the Termination
Date to have occurred; provided, however, that in the case of any event described in Section 7.1(f), 7.1(m)(ii) or 7.1(m)(iii) above, the Termination Date shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, the Agent shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction (except, in the case of a Termination Event under clause (k) or (l), the right to re-sell the Receivables at a foreclosure sale) and other applicable laws, all of which rights shall be cumulative.

(b) At all times after the declaration or automatic occurrence of the Termination Date pursuant to Section 7.2(a), Carrying
Costs shall thereafter be calculated on the basis of  the Base
Rate plus 2.00%.



                          ARTICLE VIII

           INDEMNIFICATION; EXPENSES; RELATED MATTERS
SECTION 8.

          SECTION 8.1.     Indemnities by the Transferor.
               Without limiting any other rights which the Agent,
the Company or the Bank Investors may have hereunder or under applicable law each of the Transferor and the Collection Agent hereby severally agrees to indemnify the Company, the Bank Investors, the Agent, the Collateral Agent, the Liquidity Provider and the Credit Support Provider and any successors and permitted assigns and their respective officers, directors and employees (collectively, "Indemnified Parties") from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees (which such attorneys may be employees of the Liquidity Provider, the Credit Support Provider, the Agent or the Collateral Agent, as applicable) and disbursements (all of the foregoing being collectively referred to as "Indemnified
Amounts")  awarded  against or incurred by any  of  them  in  any action or proceeding between the Transferor, the Initial Purchaser or the Seller (including, in its capacity as the Collection Agent, except for indemnification which is being sought against the Collection Agent) and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Agreement, the other Transaction Documents, the ownership or maintenance, either directly or indirectly, by the Agent, the Company or any Bank Investor of the Transferred Interest or any of the other transactions contemplated hereby or thereby, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of an Indemnified Party or (ii) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables. Notwithstanding the foregoing, the indemnity of the Collection Agent pursuant to this Section shall be limited to Indemnified Amounts relating to or resulting from any of the following which relate to the Collection Agent or the Seller, whether in its individual capacity or as Collection Agent. Without limiting the generality of the foregoing, the Transferor shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from all matters set forth below (other than those described in the preceding sentence):

                    (i) any representation or warranty made by the Transferor, Initial Purchaser or the Seller (including, in its capacity as the Collection Agent) or any officers of the Transferor, the Initial Purchaser or the Seller (including, in its capacity as the Collection Agent) under or in connection with this Agreement, the Receivable Purchase Agreements, any of the other Transaction Documents, any Investor Report or any other information or report delivered by the Transferor, Seller or the Collection Agent pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made;

(ii) the failure by the Transferor, the Initial Purchaser or the Seller (including, in its capacity as the Collection Agent) to comply with any applicable law, rule or regulation with respect to any Receivable or the related Account, or the nonconformity of any Receivable or the related Account with any such applicable law, rule or regulation;
(iii) the failure (x) to vest and maintain vested in the Agent, on behalf of the Company and the Bank Investors, an undivided first priority, perfected percentage ownership interest (to the extent of the Transferred Interest) in the Affected Assets free and clear of any Adverse Claim or (y) to create or maintain a valid and perfected first priority security interest in favor of the Agent, for the benefit of the Company and the Bank Investors, in the Affected Assets as contemplated pursuant to Section 10.11 hereof, free and clear of any Adverse Claim;
(iv) the failure to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any of the Affected Assets;
(v) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Account not being the legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);
(vi) any failure of the Collection Agent to perform its duties or obligations in accordance with the provisions hereof;
(vii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Receivable;
(viii) the transfer of an ownership interest in any Receivable other than an Eligible Receivable;
(ix) the failure by the Transferor or the Seller (individually or as Collection Agent) to comply with any term, provision or covenant contained in this Agreement or any of the other Transaction Documents to which it is a party or to perform any of its respective duties under the Account Agreements;
(x)  [Reserved]
(xi) the failure of the Seller or Initial Purchaser to pay when due any taxes, including without limitation, sales, excise or personal property taxes payable in connection with any of the Receivables;
(xii) any repayment by any Indemnified Party of any amount previously distributed in reduction of Net Investment which such Indemnified Party believes in good faith is required to be made;
(xiii) the commingling by the Transferor, the Seller, the Collection Agent, or Initial Purchaser of Collections of Receivables at any time with other funds;
(xiv) any investigation, litigation or proceeding related to this Agreement, any of the other Transaction Documents, the use of proceeds of Transfers by the Transferor or the Seller, the ownership of Transferred Interests, or any Receivable or Account;
(xv) any inability to obtain any judgment in or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Transferor or the Seller to qualify to do business or file any notice of business activity report or any similar report;
(xvi) any failure of the Transferor or Initial Purchaser to give reasonably equivalent value to the Initial Purchaser or Seller, respectively, in consideration of the transfer by the Transferor and the Initial Purchaser from the Initial Purchaser and the Seller, respectively, of any Receivable, or any attempt by any Person to void, rescind or set aside any such transfer under statutory provisions or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code; or
(xvii) any action taken by the Transferor, the Seller, the Initial Purchaser or the Collection Agent (if the Transferor, the Seller or any Affiliate or designee of the Transferor or the Seller) in the enforcement or collection of any Receivable; provided, however, that if the Company enters into agreements for the purchase of interests in receivables from one or more Other Transferors, the Company shall allocate such Indemnified Amounts which are in connection with the Liquidity Provider Agreement, the Credit Support Agreement or the credit support furnished by the Credit Support Provider to the Transferor and each Other Transferor; and, provided, further, that if such Indemnified Amounts are attributable to the Transferor, the Seller, the Initial Purchaser or the Collection Agent and not attributable to any Other Transferor, the Transferor shall be solely liable for such Indemnified Amounts or if such Indemnified Amounts are attributable to Other Transferors and not attributable to the Transferor, the Seller, the Initial Purchaser or the Collection Agent, such Other Transferors shall be solely liable for such Indemnified Amounts.

          SECTION 8.2.     Indemnity for Taxes, Reserves and Expenses.

          (a)  If after the date hereof, the adoption of any Law or bank
regulatory   guideline  or  any  amendment  or  change   in   the
interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law):

                    (i) shall subject any Indemnified Party to any tax, duty or other charge (other than Excluded Taxes) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect of this Agreement, the other
          Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder, under the Liquidity Provider Agreement or the credit support furnished by the Credit Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest or the Receivables (except for changes in the rate of general corporate, franchise, net income or other income tax imposed on such Indemnified Party by the jurisdiction in which such Indemnified Party's principal executive office is located);

(ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder under the Liquidity Provider Agreement or the credit support provided by the Credit Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest or the Receivables; or
(iii) imposes upon any Indemnified Party any other expense (including, without limitation, reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder under the Liquidity Provider Agreement or the credit support furnished by the Credit Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interests or the Receivables, and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables, the obligations hereunder, the funding of any purchases hereunder, the Liquidity Provider Agreement or the Credit Support Agreement, by an amount deemed by such Indemnified Party to be material, then, within ten
(10) days after demand by such Indemnified Party through the Agent, the Transferor shall pay to the Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party for such increased cost or reduction.

          (b) If any Indemnified Party shall have determined that after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Official Body, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, within ten (10) days after demand by such Indemnified Party through the Agent, the Transferor shall pay to the Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction.

          (c) The Agent will promptly notify the Transferor of any event of which it has knowledge, occurring after the date hereof, which will  entitle  an Indemnified Party to compensation  pursuant  to
this  Section  8.2.   A  notice by the Agent  or  the  applicable
Indemnified  Party claiming compensation under this  Section  and setting forth the additional amount or amounts to be paid  to  it hereunder  shall be conclusive in the absence of manifest  error.
In   determining  such  amount,  the  Agent  or  any   applicable
Indemnified   Party   may  use  any  reasonable   averaging   and
attributing methods.

(d) Anything in this Section 8.2 to the contrary notwithstanding, if the Company enters into agreements for the acquisition of interests in receivables from one or more Other Transferors, the Company shall allocate the liability for any amounts under this Section 8.2 which are in connection with the Liquidity Provider Agreement, the Credit Support Agreement or the credit support provided by the Credit Support Provider ("Section
8.2 Costs") to the Transferor and each Other Transferor; provided, however, that if such Section 8.2 Costs are attributable to the Transferor, the Seller or the Collection Agent and not attributable to any Other Transferor, the Transferor shall be solely liable for such Section 8.2 Costs or if such Section 8.2 Costs are attributable to Other Transferors and not attributable to the Transferor, the Seller or the Collection Agent, such Other Transferors shall be solely liable for such Section 8.2 Costs.
          SECTION 8.3.     Taxes.

               All payments made hereunder by the Transferor or the Collection Agent (each, a "payor") to the Company, any Bank Investor or the Agent (each, a "recipient") shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and any other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority on any recipient (or any assignee of such parties) (such nonexcluded items being called "Taxes"), but excluding franchise taxes and taxes imposed on or measured by the recipient's net income or gross receipts ("Excluded Taxes"). In the event that any withholding or deduction from any payment made by the payor hereunder is required in respect of any Taxes, then such payor shall:

          (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

(b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and
(c) pay to the recipient such additional amount or amounts as is necessary to ensure that the net amount actually received by the recipient will equal the full amount such recipient would have received had no such withholding or deduction been required. Moreover, if any Taxes are directly asserted against any recipient with respect to any payment received by such recipient hereunder, the recipient may pay such Taxes and the payor will promptly pay such additional amounts (including any penalties, interest or expenses) as shall be necessary in order that the net amount received by the recipient after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such recipient would have received had such Taxes not been asserted.

               If the payor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the recipient the required receipts or other required documentary evidence, the payor shall indemnify the recipient for any incremental Taxes, interest, or penalties that may become payable by any recipient as a result of any such failure.

          SECTION 8.4.     Other Costs, Expenses and Related Matters.

          (a) The Transferor agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save the Company, the Bank
Investors and the Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, attorneys', accountants', rating agencies' and other third parties' fees and expenses, any filing fees and expenses incurred by officers or employees of the Company, the Bank Investors and/or the Agent) or intangible, documentary or recording taxes incurred by or on behalf of the Company, any Bank
Investor and the Agent (i) in connection with the negotiation, execution, delivery and preparation of this Agreement, the other
Transaction Documents and any documents or instruments delivered pursuant hereto and thereto and the transactions contemplated hereby or thereby (including, without limitation, the perfection or protection of the Transferred Interest) whether or not the transactions contemplated hereby are consummated and (ii) from time to time (a) relating to any amendments, waivers or consents under this Agreement and the other Transaction Documents, (b) arising in connection with the Company's, any Bank Investor's, the Agent's or the Collateral Agent's enforcement or preservation of rights (including, without limitation, the perfection and protection of the Transferred Interest under this Agreement), or
(c) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement or any of the other Transaction Documents (all of such amounts, collectively, "Transaction Costs").

(b) The Transferor shall pay the Agent, for the account of the Company and the Bank Investors, as applicable, on demand any Early Collection Fee due on account of the receipt by the Company or any Bank Investor of any amounts applied in reduction of the Net Investment on any day other than a Remittance Date or the last day of any applicable funding period (in the case of any LIBOR-based funding).
          SECTION 8.5.     Reconveyance Under Certain Circumstances.

               The Transferor agrees to accept the reconveyance from the Agent, on behalf of the Company and/or the Bank Investors, of the Transferred Interest if the Agent notifies Transferor of a breach of any representation or warranty made or deemed made pursuant to Sections 3.1(a), (b), (c), (d) or (j) hereof and Transferor shall fail to cure such breach (including, without limitation, pursuant to Section 2.9(b)) within 15 days (or, in the case of the representations and warranties in Sections 3.1(d) and 3.1(j) hereof 3 days) of such notice. The reconveyance price shall be paid by the Transferor to the Agent hereof, for the account of the Company and the Bank Investors, as applicable, in immediately available funds on such 15th day (or 3rd day, if applicable) in an amount equal to the Aggregate Unpaids.




                           ARTICLE IX

                   THE AGENT; BANK COMMITMENT

SECTION 9.

          SECTION 9.1.     Authorization and Action.

          (a) The Company and each Bank Investor hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably
incidental  thereto.   In furtherance, and without  limiting  the
generality, of the foregoing, the Company and each Bank Investor hereby appoints the Agent as its agent to execute and deliver all further instruments and documents, and take all further action that the Agent may deem necessary or appropriate or that the Company or a Bank Investor may reasonably request in order to perfect, protect or more fully evidence the interests transferred or to be transferred from time to time by the Transferor hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution by the Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Receivables now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated herein above. The Company and the Majority Investors may direct the Agent to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Agent hereunder, the Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Majority Investors; provided, however, that Agent shall not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Agent, shall be in violation of any applicable law, rule or regulation or contrary to any provision of this Agreement or shall expose the Agent to liability hereunder or otherwise. Upon the occurrence and during the continuance of any Termination Event or Potential Termination Event, the Agent shall take no action hereunder (other than ministerial actions or such actions as are specifically provided for herein) without the prior consent of the Majority Investors (which consent shall not be unreasonably withheld or delayed). The Agent shall not, without the prior written consent of all Bank Investors, agree to (i) amend, modify or waive any provision of this Agreement in any way which would (A) reduce or impair Collections or the payment of interest or fees payable hereunder to the Bank Investors or delay the scheduled dates for payment of such amounts, (B) increase the Servicing Fee (other than as permitted pursuant to Section 6.2(b)), (C) modify any provisions of this Agreement or the Receivables Purchase Agreement relating to the timing of payments required to be made by the Transferor or the Seller or the application of the proceeds of such payments, (D) permit the appointment of any Person (other than the Agent) as successor Collection Agent, (E) release any property from the lien provided by  this  Agreement (other than as expressly contemplated herein)
or   (F)  extend  or  permit  the  extension  of  the  Commitment
Termination Date without the consent of each Bank Investor.   The
Agent shall not agree to any amendment of this Agreement which increases the dollar amount of a Bank Investor's Commitment without the prior consent of such Bank Investor. In addition, the Agent shall not agree to any amendment of this Agreement not specifically described in the two preceding sentences without the consent of the related Majority Investors (which consent shall not be unreasonably withheld or delayed). "Majority Investors" shall mean, at any time, the Agent and those Bank Investors which hold Commitments aggregating in excess of 66 and 2/3% of the Facility Limit as of such date. In the event the Agent requests the Company's or a Bank Investor's consent pursuant to the foregoing provisions and the Agent does not receive a consent (either positive or negative) from the Company or such Bank Investor within 10 Business Days of the Company's or Bank Investor's receipt of such request, then the Company or such Bank
Investor  (and  its  percentage  interest  hereunder)  shall   be
disregarded in determining whether the Agent shall have obtained sufficient consent hereunder.

(b) The Agent shall exercise such rights and powers vested in it by this Agreement and the other Transaction Documents, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.
          SECTION 9.2.     Agent's Reliance, Etc.

               Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement or any of the other Transaction Documents, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Agent:
(i) may consult with legal counsel (including counsel for the Transferor or the Seller), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to the Company or any Bank Investor and shall not be responsible to the Company or any Bank Investor for any statements, warranties or representations made in or in connection with this Agreement;
(iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of the Transferor, the Collection Agent or the Seller or to inspect the property (including the books and records) of the Transferor, the Collection Agent or the Seller;
(iv) shall not be responsible to the Company or any Bank Investor for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 9.3.     Credit Decision.

               The Company and each Bank Investor acknowledges that it has, independently and without reliance upon the Agent, any of the Agent's Affiliates, any other Bank Investor or the Company (in the case of any Bank Investor) and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the other Transaction Documents to which it is a party and, if it so determines, to accept the transfer to the Agent on its behalf of any undivided ownership interest in the Affected Assets hereunder. The Company and each Bank Investor also acknowledges that it will, independently and without reliance upon the Agent, any of the Agent's Affiliates, any other Bank Investor or the Company (in the case of any Bank Investor) and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party.

          SECTION 9.4.     Indemnification of the Agent.

               The Bank Investors agree to indemnify the Agent (to the extent not reimbursed by the Transferor), ratably in accordance with their Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent, any of the other Transaction Documents hereunder or thereunder; provided, however, that the Bank Investors shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, the Bank Investors agree to reimburse the Agent, ratably in accordance with their Pro Rata Shares, promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Bank Investors hereunder and/or thereunder and to the extent that the Agent is not reimbursed for such expenses by the Transferor.

          SECTION 9.5.     Successor Agent.

               The Agent may resign at any time by giving written notice thereof to each Bank Investor, the Company and the
Transferor and may be removed at any time with cause by the Majority Investors. Upon any such resignation or removal, the Company and the Majority Investors shall appoint a successor Agent. The Company and each Bank Investor agrees that it shall not unreasonably withhold or delay its approval of the appointment of a successor Agent. If no such successor Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Investors' removal of the retiring Agent, then the retiring Agent may, on behalf of the Company and the Bank Investors, appoint a successor Agent which successor Agent shall be either (i) a commercial bank organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $50,000,000 or
(ii) an Affiliate of such a bank. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this
Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

          SECTION 9.6.     Payments by the Agent.

               Unless specifically allocated to a Bank Investor pursuant to the terms of this Agreement, all amounts received by the Agent on behalf of the Bank Investors shall be paid by the Agent to the Bank Investors (at their respective accounts specified in their respective Assignment and Assumption Agreements) in accordance with their respective related pro rata interests in the Net Investment on the Business Day received by the Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Agent shall use its reasonable efforts to pay such amounts to the Bank Investors on such Business Day, but, in any event, shall pay such amounts to the Bank Investors in accordance with their respective related pro rata interests in the Net Investment not later than the following Business Day.

          SECTION 9.7.     Bank Commitment; Assignment to Bank Investors.

          (a)  Bank Commitment.

               At   any  time  on  or  prior  to  the  Commitment
Termination Date, in the event that the Company does not effect an Incremental Transfer as requested under Section 2.2(a), then at any time, the Transferor shall have the right to require the Company to assign its interest in the Net Investment in whole to the Bank Investors pursuant to this Section 9.7. In addition, at any time on or prior to the Commitment Termination Date (i) upon the occurrence of a Termination Event that results in the Termination Date or (ii) the Company elects to give notice to the Transferor of a Reinvestment Termination Date, the Transferor hereby requests and directs that the Company assign its interest in the Net Investment in whole to the Bank Investors pursuant to this Section 9.7 and the Transferor hereby agrees to pay the amounts described in Section 9.7(d) below. Provided that the Net Asset Test is satisfied, upon any such election by the Company or any such request by the Transferor, the Company shall make such assignment and the Bank Investors shall accept such assignment and shall assume all of the Company's obligations hereunder. In connection with any assignment from the Company to the Bank Investors pursuant to this Section 9.7, each Bank Investor shall, on the date of such assignment, pay to the Company an amount equal to its Assignment Amount. Upon any assignment by the Company to the Bank Investors contemplated hereunder, the Company shall cease to make any additional Incremental Transfers hereunder.

          (b)  Assignment.

               No Bank Investor may assign all or a portion of its interests in the Net Investment, the Receivables, and Collections and Proceeds with respect thereto and its rights and obligations hereunder to any Person unless approved in writing by the Transferor, the Agent, on behalf of the Company, and the Agent. In the case of an assignment by the Company to the Bank Investors or by a Bank Investor to another Person, the assignor shall deliver to the assignee(s) an Assignment and Assumption Agreement in substantially the form of Exhibit B attached hereto, duly executed, assigning to the assignee a pro rata interest in the Net Investment, the Receivables, and Collections and Proceeds with respect thereto and the assignor's rights and obligations hereunder and the assignor shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to protect, or more fully evidence the assignee's right, title and interest in and to such interest and to enable the Agent, on behalf of such assignee, to exercise or enforce any rights hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party. Upon any such assignment, (i) the assignee shall have all of the rights and obligations of the assignor hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party with respect to such interest for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party (it being understood that the Bank Investors, as assignees, shall (x) be obligated to fund Incremental Transfers under Section 2.2(a) hereof in accordance with the terms thereof, notwithstanding that the Company was not so obligated and (y) not have the right to elect the commencement of the amortization of the Net Investment pursuant to the definition of "Reinvestment Termination Date", notwithstanding that the Company had such right) and (ii) the assignor shall relinquish its rights with respect to such interest for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party. No such assignment shall be effective unless a fully executed copy of the related Assignment and
Assumption Agreement shall be delivered to the Agent and the Transferor. All costs and expenses of the Agent and the assignor and assignee incurred in connection with any assignment hereunder shall be borne by the Transferor and not by the assignor or any such assignee. No Bank Investor shall assign any portion of its Commitment hereunder without also simultaneously assigning an equal portion of its interest in the Liquidity Provider Agreement.

          (c)  Effects of Assignment.

               By  executing  and  delivering an  Assignment  and
Assumption Agreement, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Assumption Agreement, the assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value or this Agreement, the other Transaction Documents or any such other instrument or document;
(ii) the assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Transferor, the Seller or the Collection Agent or the performance or observance by the Transferor, the Seller or the Collection Agent of any of their respective obligations under this Agreement, the Receivables Purchase Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, the Receivables Purchase Agreement and such other instruments, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement and to purchase such interest; (iv) such assignee will, independently and without reliance upon the Agent, or any of its Affiliates, or the assignor and based on such agreements, documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the other Transaction Documents and any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto and to enforce its respective rights and interests in and under this Agreement, the other Transaction Documents, the Receivables and the Account Agreements; (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Transaction Documents are required to be performed by it as the assignee of the assignor; and (vii) such assignee agrees that it will not institute against the Company any proceeding of the type referred to in Section 10.9 hereof prior to the date which is one year and one day after the payment in full of all Commercial Paper issued by the Company.

          (d) Transferor's Obligation to Pay Certain Amounts; Additional Assignment Amount.

               The Transferor shall pay to the Agent, for the account of the Company, in connection with any assignment by the Company to the Bank Investors pursuant to this Section 9.7, an aggregate amount equal to all Carrying Costs to accrue through the end of each outstanding funding period plus all other Aggregate Unpaids (other than the Net Investment). To the extent that such Carrying Costs relate to interest or discount on Related Commercial Paper, if the Transferor fails to make payment of such amounts at or prior to the time of assignment by the Company to the Bank Investors, such amount shall be paid by the Bank Investors (in accordance with their respective Pro Rata Shares) to the Company as additional consideration for the interests assigned to the Bank Investors and the amount of the "Net Investment" hereunder held by the Bank Investors shall be increased by an amount equal to the additional amount so paid by the Bank Investors.

          (e)  Administration of Agreement After Assignment.

               After any assignment by the Company to the Bank Investors pursuant to this Section 9.7 (and the payment of all amounts owing to the Company in connection therewith), all rights of the Agent and the Collateral Agent set forth herein shall be deemed to be afforded to the Agent on behalf of the Bank Investors instead of either such party.

          (f)  Payments.

               After any assignment by the Company to the Bank Investors pursuant to this Section 9.7, all payments to be made hereunder by the Transferor or the Collection Agent to the Company shall be made to the Agent's account as such account shall have been notified to the Transferor and the Collection Agent.

          (g)  Downgrade of Bank Investor.

               If  at  any  time prior to any assignment  by  the
Company  to the Bank Investors as contemplated pursuant  to  this
Section 9.7, the short term debt rating of any Bank Investor shall be "A-2" or "HP-2" from Standard & Poor's or Moody's, respectively, with negative credit implications, such Bank Investor, upon request of the Agent, shall, within 30 days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-2" and "P-2" from Standard & Poor's and Moody's, respectively, and which shall not be so rated with negative credit implications). If the short term debt rating of a Bank Investor shall be "A-3" or "P-3", or lower, from Standard & Poor's or Moody's, respectively (or such rating shall have been withdrawn by Standard & Poor's or Moody's), such Bank Investor, upon request of the Agent, shall, within five (5) Business Days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-2" and "P-2" from Standard & Poor's and Moody's, respectively, and which shall not be so rated with negative credit implications). In either such case, if any such Bank Investor shall not have assigned its rights and obligations under this Agreement within the applicable time period described above, the Company shall have the right to require such Bank Investor to accept the assignment of such Bank Investor's Pro Rata Share of the Net Investment; such assignment shall occur in accordance with the applicable provisions of this
Section 9.7. Such Bank Investor shall be obligated to pay to the Company, in connection with such assignment, in addition to the
Pro Rata Share of the Net Investment, an amount equal to the interest component of the outstanding Commercial Paper issued to fund the portion of the Net Investment being assigned to such Bank Investor, as reasonably determined by the Agent. Notwithstanding anything contained herein to the contrary, upon any such assignment to a downgraded Bank Investor as contemplated pursuant to the immediately preceding sentence, the aggregate available amount of the Facility Limit, solely as it relates to new Incremental Transfers by the Company, shall be reduced by the amount of unused Commitment of such downgraded Bank Investor; it being understood and agreed, that nothing in this sentence or the two preceding sentences shall affect or diminish in any way any such downgraded Bank Investor's Commitment to the Transferor or such downgraded Bank Investor's other obligations and liabilities hereunder and under the other Transaction Documents.

                            ARTICLE X

                          MISCELLANEOUS

SECTION 10.

          SECTION 10.1.    Term of Agreement.

               This Agreement shall terminate on the date following the Termination Date upon which the Net Investment has been reduced to zero and all other Aggregate Unpaids have been paid in full, in each case, in cash; provided, however, that (i) the rights and remedies of the Agent, the Company, the Bank Investors and the Agent with respect to any representation and warranty made or deemed to be made by the Transferor pursuant to this Agreement, (ii) the indemnification and payment provisions of Article VIII, and (iii) the agreement set forth in Section
10.9 hereof, shall be continuing and shall survive any termination of this Agreement.

          SECTION 10.2.    Waivers; Amendments.

               No failure or delay on the part of the Agent, the Company or any Bank Investor in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any provision of this Agreement may be amended or waived if, but only if, in the case of any amendment, such amendment is in writing and is signed by the Transferor, the Company, the Agent and the Majority Investors and in the case of any waiver, such waiver is granted in writing by the Agent and the Majority Investors.

          SECTION 10.3.    Notices.

               Except as provided below, all communications and notices provided for hereunder shall be in writing (including telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section
10.3 and confirmation is received, (ii) if given by mail 3 Business Days following such posting, postage prepaid, U.S. certified or registered, (iii) if given by overnight courier, one
(1) Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in this Section 10.3. However, anything in this Section to the contrary notwithstanding, the Transferor hereby authorizes the Company to effect Transfers and funding period selections based on telephonic notices made by any Person which the Company in good faith believes to be acting on behalf of the Transferor. The Transferor agrees to deliver promptly to the Company a written confirmation of each telephonic notice signed by an authorized officer of Transferor. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs in any material respect from the action taken by the Company, the records of the Company shall govern absent manifest error.

               If to the Company:

                    Kitty Hawk Funding Corporation
                    c/o Lord Securities Corporation
                    Two Wall Street
                    New York, New York  10005

                    Attention:  Frank Bilotta
                    Telephone:  (212) 346-9008
                    Telecopy:   (212) 346-9012

                    (with a copy to the Agent)
                    Payment Information:
                    Bankers Trust
                    ABA 021 001 033
                    New York, NY
                    Account: Corporate Trust Agency Group
                    Account #: 01419647
                    Ref:  Kitty Hawk Funding Corporation
                    For Further Credit KHFC Collateral
                    General Account #12035

               If to the Transferor:
                    Metris Funding Co.
                    600 South Highway 169, Suite 300
                    St. Louis Park, MN  55426
                    Telephone:  (612) 525-5024
                    Telecopy:  (612) 525-5070
                    Payment Information:
                    Bank:  Norwest Bank, N.A. Minnesota
                    ABA 091 000 019
                    Account 635 5039 358
                    Reference:  KHFC/Mercantile

               If to the Collection Agent:
                    Direct Merchants Credit Card Bank, N.A.
                    1455 West 2200 South
                    Salt Lake City, Utah 84119
                    Telephone:  (801) 974-4699
                    Telecopy:  (801) 974-4672

               If to the Collateral Agent:
                    NationsBank, N.A.
                    NationsBank Corporate Center -- 10th Floor
                    Charlotte, North Carolina  28255
                    Attention:  Michelle M. Heath, Structured
Finance
                    Telephone:  (704) 386-7922
                    Telecopy:   (704) 388-9169

               If to the Agent:
                    NationsBank, N.A.
                    NationsBank Corporate Center, -- 10th Floor
                    Charlotte, North Carolina  28255
                    Attention:  Michelle M. Heath, Structured
Finance
                    Telephone:  (704) 386-7922
                    Telecopy:   (704) 388-9169
                    Payment Information:
                    NationsBank, N.A.
                    ABA 053000196
                    for the account of IBG Operations/Admin.
                    Account No. 1093601650000
                    Ref: Mercantile Portfolio Acquisition
                    Attn.: Camille Zerbinos

               If to the Bank Investors, at their respective addresses set forth on the signature pages hereto or of the Assignment and Assumption Agreement pursuant to which it became a party hereto.

          SECTION 10.4.    Governing Law; Submission to Jurisdiction;
          Integration.

          (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Each of the parties hereto agrees that a final judgment in any such court shall be conclusive and may be enforced in such and other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Collection Agent and the Transferor
hereby   irrevocably  waives,  to  the  fullest  extent  it   may
effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such  a  court  has  been  brought in an  inconvenient  forum  in
connection   with  any  objection  based  on  lack  of   personal
jurisdiction.   Nothing  in this Section 10.4  shall  affect  the
right of the Company to bring any action or proceeding against the Transferor, the Collection Agent or their property in the courts of other jurisdictions.

(b) EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.
(c) This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.
(d) Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in Section 10.3. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by law.
          SECTION 10.5.    Severability; Counterparts.

               This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this
Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 10.6.    Successors and Assigns.

          (a) This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that neither  the  Transferor nor the Seller  may assign  any  of  its rights  or  delegate  any of its duties hereunder  or  under  the
Receivables  Purchase  Agreement  or  under  any  of  the   other
Transaction  Documents to which it is a party without  the  prior written  consent  of the Agent.  No provision of  this  Agreement shall  in any manner restrict the ability of the Company  or  any
Bank  Investor  to assign, participate, grant security  interests
in,   or  otherwise  transfer  any  portion  of  the  Transferred
Interest.

(b) Each of the Transferor and the Seller hereby agrees and consents to the assignment by the Company from time to time of all or any part of its rights under, interest in and title to this Agreement and the Transferred Interest to any Liquidity Provider. In addition, each of the Transferor and the Seller hereby consents to and acknowledges the assignment by the Company of all of its rights under, interest in and title to this Agreement and the Transferred Interest to the Collateral Agent.
          SECTION 10.7.    Waiver of Confidentiality.

               Each of the Transferor and the Seller hereby consents to the disclosure of any nonpublic information with respect to it received by the Company, the Agent or any Bank Investor to any of the Company, the Agent, any nationally recognized rating agency rating the Company's Commercial Paper, the Collateral Agent, any Bank Investor or potential Bank Investor, the Liquidity Provider or the Credit Support Provider in relation to this Agreement; provided, that the Agent will use its best efforts to obtain executed confidentiality agreements covering the disclosure of any such information to any Bank Investor, potential Bank Investor, Liquidity Provider or Credit Support Provider other than the Agent.

          SECTION 10.8.    Confidentiality Agreement.

               Each  of  the Transferor and the Collection  Agent
hereby agrees that it will not disclose the contents of this Agreement or any other proprietary or confidential information of the Company, the Agent, the Collateral Agent, any Liquidity Provider or any Bank Investor to any other Person except (i) its auditors and attorneys, employees or financial advisors (other than any commercial bank) and any nationally recognized rating agency, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information or (ii) as otherwise required by applicable law or order of a court of competent jurisdiction.

          SECTION 10.9.    No Bankruptcy Petition Against the Company.

               Each of the Transferor and the Collection Agent hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other indebtedness of the Company, it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

          SECTION 10.10.   No Recourse Against Stockholders, Officers or
          Directors.

               No  recourse  under  any obligation,  covenant  or
agreement of the Company contained in this Agreement shall be had against Lord Securities Corporation (or any affiliate thereof), or any stockholder, officer or director of the Company, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of the Company, and that no personal liability whatsoever shall attach to or be incurred by Lord Securities Corporation (or any affiliate thereof), or the stockholders, officers or directors of the Company, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of the Company contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the Company of any of such obligations, covenants or agreements, either at common law or at equity, or by statute or constitution, of Lord Securities Corporation (or any affiliate thereof) and every such stockholder, officer or director of the Company is hereby expressly waived as a condition of and consideration for the execution of this Agreement.

          SECTION 10.11.   Characterization of the Transactions
          Contemplated by the Agreement.

               It  is  the  intention  of the  parties  that  the
transactions contemplated hereby constitute the sale of the Transferred Interest, conveying good title thereto free and clear of any Adverse Claims to the Agent, on behalf of the Company and the Bank Investors, and that the Transferred Interest not be part of the Transferor's estate in the event of an insolvency. If, notwithstanding the foregoing, the transactions contemplated hereby should be deemed a financing, the parties intend that the Transferor shall be deemed to have granted to the Agent, on behalf of the Company and the Bank Investors, and the Transferor hereby grants to the Agent, on behalf of the Company and the Bank Investors, a first priority perfected and continuing security interest in all of the Transferor's right, title and interest in, to and under the Receivables, together with Collections and Proceeds with respect thereto, and together with all of the Transferor's rights under the Receivables Purchase Agreement to which it is a party with respect to the Receivables and with respect to any obligations thereunder of the Seller with respect to the Receivables, and that this Agreement shall constitute a security agreement under applicable law. The Transferor hereby assigns to the Agent, on behalf of the Company and the Bank Investors, all of its rights and remedies under the Receivables Purchase Agreement to which it is a party with respect to the Receivables and with respect to any obligations thereunder of the Sellers with respect to the Receivables.



               IN   WITNESS  WHEREOF,  the  parties  hereto  have
executed and delivered the Transfer and Administration Agreement as of the date first written above.

                              KITTY HAWK FUNDING CORPORATION,
                                    as Company

                              By:
____________________________________
                                    Name:
                                     Title:

                              METRIS FUNDING CO.,
                                   as Transferor

                              By:
____________________________________
                                 Name:
                                 Title:

                              DIRECT MERCHANTS CREDIT CARD BANK,
                                   NATIONAL ASSOCIATION,
                                   as Collection Agent


               By:______________________________________
                                   Name:
                                   Title:

                              NATIONSBANK, N.A.,
                                   as a Bank Investor

                              By:
______________________________________
                                  Name:
                                  Title:

                              NATIONSBANK, N.A.,
                                   as Agent

                              By:
______________________________________
                                  Name:
                                  Title:

                        TABLE OF CONTENTS

                                                             Page

            TRANSFER AND ADMINISTRATION AGREEMENT               1
                    PRELIMINARY STATEMENTS                      1

                          ARTICLE I
                         DEFINITIONS                            1
SECTION 1.1.                               CERTAIN DEFINED TERMS.     1
SECTION 1.2.                                         OTHER TERMS.     19
SECTION 1.3.                         COMPUTATION OF TIME PERIODS.     19

                         ARTICLE I I                           19
                  PURCHASES AND SETTLEMENTS                    19
SECTION 2.1.                                            FACILITY.     19
SECTION 2.2.       TRANSFERS; CERTIFICATES; ELIGIBLE RECEIVABLES.     20
SECTION 2.3.   SELECTION OF INTEREST RATES AND INTEREST PERIODS;
            EURODOLLAR PROTECTION; ILLEGALITY.                 23
SECTION 2.4.   CARRYING COSTS, FEES AND OTHER COSTS AND EXPENSES.     25
SECTION 2.5.          ALLOCATIONS OF COLLECTIONS; NON-LIQUIDATION
            SETTLEMENT AND REINVESTMENT PROCEDURES; SERVICER
            ADVANCES.                                          26
SECTION 2.6.                   LIQUIDATION SETTLEMENT PROCEDURES.     28
SECTION 2.7.                                                FEES.     29
SECTION 2.8.      PROTECTION OF OWNERSHIP INTEREST OF THE COMPANY
            AND THE BANK INVESTORS.                            29
SECTION 2.9.                             APPLICATION OF PAYMENTS.     30
SECTION 2.10.                     PAYMENTS AND COMPUTATIONS, ETC.     31
SECTION 2.11.                                            REPORTS.     31
SECTION 2.12.              COLLECTION ACCOUNT AND SPREAD ACCOUNT.     32
SECTION 2.13.                           SHARING OF PAYMENTS, ETC.     33
SECTION 2.14.                                    RIGHT OF SETOFF.     33

                         ARTICLE I II                          34
            REPRESENTATIONS AND WARRANTIES                     34
SECTION 3.1.    REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR.     34
SECTION 3.2.     REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES
            BY THE TRANSFEROR.                                 38
SECTION 3.3.    REPRESENTATIONS AND WARRANTIES OF THE COLLECTION
            AGENT.                                             38

                         ARTICLE I V                           40
                     CONDITIONS PRECEDENT                      40
SECTION 4.1.  CONDITIONS TO CLOSING.  ON OR PRIOR TO THE DATE OF
            EXECUTION HEREOF, THE TRANSFEROR SHALL DELIVER TO
            THE AGENT THE FOLLOWING DOCUMENTS, INSTRUMENTS
            AND FEES, ALL OF WHICH SHALL BE IN A FORM AND
            SUBSTANCE ACCEPTABLE TO THE AGENT:                 40

                          ARTICLE V                            43
                          COVENANTS                            43
SECTION 5.1.                 AFFIRMATIVE COVENANTS OF TRANSFEROR.     43
SECTION 5.2.                NEGATIVE COVENANTS OF THE TRANSFEROR.     48
SECTION 5.3.       AFFIRMATIVE COVENANTS OF THE COLLECTION AGENT.     50
SECTION 5.4.          NEGATIVE COVENANTS OF THE COLLECTION AGENT.     52

                          ARTICLE VI                           53
                ADMINISTRATION AND COLLECTIONS                 53
SECTION 6.1.                     APPOINTMENT OF COLLECTION AGENT.     53
SECTION 6.2.                          DUTIES OF COLLECTION AGENT.     53
SECTION 6.3.    RIGHTS AFTER DESIGNATION OF NEW COLLECTION AGENT.     55
SECTION 6.4.                            COLLECTION AGENT DEFAULT.     55
SECTION 6.5.   RESPONSIBILITIES OF THE TRANSFEROR AND THE SELLER.     56

                         ARTICLE VII                           57
                      TERMINATION EVENTS                       57
SECTION 7.1.                                  TERMINATION EVENTS.     57
SECTION 7.2.                                         TERMINATION.     59

                         ARTICLE VIII                          59
          INDEMNIFICATION; EXPENSES; RELATED MATTERS           59
SECTION 8.1.                       INDEMNITIES BY THE TRANSFEROR.     59
SECTION 8.2.          INDEMNITY FOR TAXES, RESERVES AND EXPENSES.     62
SECTION 8.3.                                               TAXES.     64
SECTION 8.4.           OTHER COSTS, EXPENSES AND RELATED MATTERS.     65
SECTION 8.5.            RECONVEYANCE UNDER CERTAIN CIRCUMSTANCES.     66

                          ARTICLE IX                           66
                  THE AGENT; BANK COMMITMENT                   66
SECTION 9.1.                            AUTHORIZATION AND ACTION.     66
SECTION 9.2.                               AGENT'S RELIANCE, ETC.     67
SECTION 9.3.                                     CREDIT DECISION.     68
SECTION 9.4.                        INDEMNIFICATION OF THE AGENT.     68
SECTION 9.5.                                     SUCCESSOR AGENT.     69
SECTION 9.6.                               PAYMENTS BY THE AGENT.     69
SECTION 9.7.       BANK COMMITMENT; ASSIGNMENT TO BANK INVESTORS.     69

                          ARTICLE X                            73
                        MISCELLANEOUS                          73
SECTION 10.1.                                  TERM OF AGREEMENT.     73
SECTION 10.2.                                WAIVERS; AMENDMENTS.     73
SECTION 10.3.                                            NOTICES.     73
SECTION 10.4.          GOVERNING LAW; SUBMISSION TO JURISDICTION;
            INTEGRATION.                                       75
SECTION 10.5.                         SEVERABILITY; COUNTERPARTS.     76
SECTION 10.6.                             SUCCESSORS AND ASSIGNS.     76
SECTION 10.7.                          WAIVER OF CONFIDENTIALITY.     77
SECTION 10.8.                          CONFIDENTIALITY AGREEMENT.     77
SECTION 10.9.         NO BANKRUPTCY PETITION AGAINST THE COMPANY.     77
SECTION 10.10.      NO RECOURSE AGAINST STOCKHOLDERS, OFFICERS OR
            DIRECTORS.                                         77
SECTION 10.11.  CHARACTERIZATION OF THE TRANSACTIONS CONTEMPLATED
            BY THE AGREEMENT.                                  78

EXHIBIT A Form of Additional Investment Certificate

EXHIBIT   B                          Form   of   Assignment   and
Assumption Agreement

EXHIBIT C Form of Agreed Upon Procedures

EXHIBIT D Form of Investor Report

EXHIBIT E Form of Certificate

EXHIBIT F Form of Transfer Certificate

EXHIBIT G Location of Records

EXHIBIT H List of Subsidiaries, Divisions and Tradenames









              TRANSFER AND ADMINISTRATION AGREEMENT

                              among

                 KITTY HAWK FUNDING CORPORATION

                         as the Company,

                       METRIS FUNDING CO.,

                       as the Transferor,

    DIRECT MERCHANTS CREDIT CARD BANK, NATIONAL ASSOCIATION,

                     as the Collection Agent

                               and

                        NATIONSBANK, N.A.

                 as the Agent and Bank Investor

                  Dated as of October 23, 1997



                      MERCANTILE PORTFOLIO









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